     As filed with the Securities and Exchange Commission on July 26, 1996

                               Registration No.
                                                ---
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------
                         FIRST CHICAGO NBD CORPORATION
             (Exact name of registrant as specified in its charter)
          DELAWARE                                        38-1984850
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification number)

                            One First National Plaza
                            Chicago, Illinois 60670
                                  312-732-4000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                               ----------------
                               ROBERT A. ROSHOLT
            Executive Vice President and Principal Financial Officer
                         First Chicago NBD Corporation
                            One First National Plaza
                            Chicago, Illinois 60670
                                  312-732-3209
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                    Copy to:
                             LAURENCE GOLDMAN, Esq.
                         First Chicago NBD Corporation
               One First National Plaza, Chicago, Illinois 60670
                               ----------------
     Approximate date of commencement of proposed sale of securities to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE

================================================================================
  Title of each                     Proposed   Proposed
     class of                       maximum    maximum
    securities          Amount      offering  aggregate      Amount of
 to be registered       to be        price     offering    registration
                      registered    per unit    price           fee
- --------------------------------------------------------------------------------
Debt Securities...    (1)(2)            -        (1)           $100(3)
================================================================================

(1) This Registration Statement serves to register such indeterminate amount of securities that are to be offered and sold in connection with market making activities by an affiliate of the Registrant.
(2) Pursuant to Rule 429, the Prospectus contained in this Registration Statement relates also to previously filed Registration Statements as explained herein.
(3)  By Agreement with the Commission.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                EXPLANATORY NOTE

          The prospectus filed with this Registration Statement contains a form of market maker prospectus intended for use by direct or indirect wholly-owned subsidiaries of First Chicago NBD Corporation (the "Company"), including First Chicago Capital Markets, Inc. ("FCCM"), in connection with offers and sales related to secondary market transactions in debt securities that have been previously registered by the Company, NBD Bancorp, Inc. ("NBD") or First Chicago Corporation ("FCC") under the Securities Act of 1933, as amended, pursuant to the registration statements listed below on file with the Securities and Exchange Commission (the "Commission"). Effective December 1, 1995, FCC merged with and into NBD, and the surviving corporation was renamed First Chicago NBD Corporation. The market maker prospectus is in addition to, and not in substitution for, the prospectuses relating to the referenced registration statements currently on file with the Commission.

          The registration statements relating to the debt securities which are on file with the Commission are as follows:

                              Original                           Registration
                              Registrant                         Statement No.
                              ----------                         -------------

                              FCC                                33-4681
                              FCC                                33-16843
                              FCC                                33-27403
                              FCC                                33-34988
                              FCC                                33-42031
                              FCC                                33-65904
                              NBD                                33-60788
                              NBD                                33-15617
                              NBD                                33-49858

PROSPECTUS           SUBJECT TO COMPLETION, JULY 26, 1996

                         First Chicago NBD Corporation
                                Debt Securities

       First Chicago NBD Corporation (the "Company") has from time to time previously issued certain series of its unsecured debt securities (collectively, the "Debt Securities"), which may be either senior (the "Senior Securities") or subordinated (the "Subordinated Securities") in priority of payment, under several indentures with various trustees. This Prospectus has been prepared in connection with certain market making activities relating to the Debt Securities described herein.

       The Company has issued and outstanding the following series of Subordinated Securities pursuant to an indenture dated as of July 1, 1986, as amended by a First Supplemental Indenture dated as of December 1, 1995, between the Company and Chemical Bank, as Trustee (the "1986 Subordinated Indenture"):

                    9 7/8% Subordinated Notes Due July 1999
       The Company has issued and outstanding the following series of Senior Securities pursuant to an indenture dated as of April 1, 1986, as amended by a First Supplemental Indenture dated as of December 1, 1995, between the Company and Chase Manhattan Bank Delaware, as Trustee (the "1986 Senior Indenture"):

                         8 1/2% Notes Due June 1, 1998
       The Company has issued and outstanding four series of Senior Securities pursuant to an indenture dated as of August 1, 1987, as amended by a First Supplemental Indenture dated as of March 1, 1989, and a Second Supplemental Indenture dated as of December 1, 1995, between the Company and Citibank, N.A., as Trustee (the "1987 Senior Indenture"). The following Senior Securities have been issued and remain outstanding pursuant to the 1987 Senior Indenture and are offered pursuant to this Prospectus:
            Medium-Term Notes Due From 9 Months to 15 Years From Date of Issue Medium-Term Notes Due From 9 Months to 15 Years From Date of Issue, Series D
            Medium-Term Notes Due From 9 Months to 15 Years From Date of Issue, Series E
       The Company has issued and outstanding the following 12 series of Subordinated Securities pursuant to an indenture dated as of August 1, 1987, as amended by a First Supplemental Indenture dated as of March 1, 1989, a Second Supplemental Indenture dated as of January 1, 1993, and a Third Supplemental Indenture dated as of December 1, 1995, between the Company and First Trust of California, National Association, as Trustee (the "1987 Subordinated Indenture"):

                    9% Subordinated Notes Due June 15, 1999
                    9 7/8% Subordinated Notes Due August 15, 2000
                    11 1/4% Subordinated Notes Due February 20, 2001
                    10 1/4% Subordinated Notes Due May 1, 2001
                    9 1/4% Subordinated Notes Due November 15, 2001
                    8 7/8% Subordinated Notes Due March 15, 2002
                    8 1/4% Subordinated Notes Due June 15, 2002
                    7 5/8% Subordinated Notes Due January 15, 2003
                    6 7/8% Subordinated Notes Due June 15, 2003
                    Floating Rate Subordinated Notes Due July 28, 2003
                    6 3/8% Subordinated Notes Due January 30, 2009
                    Medium-Term Notes Due From 9 Months to 15 Years from Date of Issue, Series E
       The Company has issued and outstanding the following series of Subordinated Securities pursuant to an indenture dated as of July 15, 1992, between the Company and The Chase Manhattan Bank, N.A., as Trustee (the "July 1992 Subordinated Indenture"):
               7 1/4% Subordinated Debentures Due August 15, 2004
       The Company has issued and outstanding the following series of Subordinated Securities pursuant to an indenture dated as of February 1, 1992, between the Company and Bankers Trust Company, as Trustee (the "February 1992 Subordinated Indenture"):
                   8.10% Subordinated Notes Due March 1, 2002
       The Company has issued and outstanding the following series of Subordinated Securities pursuant to an indenture dated as of May 17, 1995, between the Company and Chemical Bank, as Trustee (the "1995 Subordinated Indenture"):
                   7 1/8% Subordinated Notes Due May 15, 2007
       The 1986 Senior Indenture and the 1987 Senior Indenture collectively are referred to herein as the "Senior Indentures" and the 1986 Subordinated Indenture, the 1987 Subordinated Indenture, the 1995 Subordinated Indenture, the July 1992 Subordinated Indenture and the February 1992 Subordinated Indenture collectively are referred to herein as the "Subordinated Indentures". The Senior Indentures and Subordinated Indentures collectively are referred to herein as the "Indentures" and the respective trustees under the Indentures are collectively referred to herein as the "Trustees".
       This Prospectus is to be used by First Chicago Capital Markets, Inc. ("FCCM"), a broker-dealer and an indirect wholly-owned subsidiary of the Company, in connection with offers and sales of the Debt Securities in the course of its business as a broker-dealer. The participation of FCCM in the offer and sale of the Debt Securities complies with the requirements of Schedule E of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting of securities of an affiliate and complies with any restrictions imposed on FCCM by the Board of Governors of the Federal Reserve System. FCCM may act as principal or agent in such transactions. The Debt Securities may be offered or sold on the New York Stock Exchange in the event the particular series of Debt Securities has been listed thereon, or another stock exchange, or off any exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prices prevailing at the time of sale.

   THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION,
           THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

     July 26, 1996.

       No person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus in connection with the offering made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or by another person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.


                             AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning directors and executive officers, their compensation, options granted to them, the principal holders of securities of the Company and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to stockholders of the Company and filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center (13th Floor), New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, such reports, proxy statements and other material concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York; the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois; and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California.

       The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities being offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Debt Securities, reference is made to the Registration Statement, including the exhibits thereto. The Registration Statement may be inspected by anyone without charge at the principal office of the Commission in Washington, D.C. and copies of all or any part of it may be obtained from the Commission upon payment of the prescribed fees.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents heretofore filed by the Company with the Commission pursuant to Section 13 of the Exchange Act are incorporated herein by reference:

       (i) The Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1995;

       (ii) The Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 1996; and

       (iii) The Company's Current Reports on Form 8-K dated January 16, 1996, January 26, 1996, April 15, 1996, June 6, 1996, June 27, 1996 and July 15,
     1996.

       All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       Any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be addressed to First Chicago NBD Corporation, One First National Plaza, Chicago, Illinois 60670, Attention: Investor Relations
     (312) 732-4812.


                         FIRST CHICAGO NBD CORPORATION

     General

       The Company is a multi-bank holding company registered under the Bank Holding Company Act, as amended (the "BHC Act"), which was incorporated under the laws of the State of Delaware in 1972. The Company is the surviving corporation resulting from the merger (the "Merger"), effective December 1, 1995, of First Chicago Corporation ("First Chicago"), a Delaware corporation and registered bank holding company, with and into NBD Bancorp, Inc. ("NBD"), a Delaware corporation and registered bank holding company. Through its bank subsidiaries, the Company provides consumer and corporate banking products and services. The Company's lead bank is The First National Bank of Chicago ("FNBC"). The Company also is the parent corporation of NBD Bank (Michigan)("NBD Michigan"), American National Bank and Trust Company of Chicago ("ANB"), FCC National Bank ("FCCNB"), NBD Bank, N.A., (Indiana), ("NBD Indiana"), NBD Bank (Florida), and several other bank subsidiaries.

       The Company directly or indirectly raises funds principally to finance the operations of its nonbank subsidiaries. A substantial portion of the Company's annual income typically has been derived from dividends from its subsidiaries, and from interest on loans, some of which are subordinated, to its subsidiaries.

       The Company engages primarily in four lines of business - credit card; regional banking, which includes retail banking and middle market banking; corporate and institutional banking; and corporate investments. Each of these businesses is conducted through the Company's bank and nonbank subsidiaries.

       Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Debt Securities, to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

       The Company's executive offices are located at One First National Plaza, Chicago, Illinois 60670, and the telephone number is (312) 732-4000.

     Supervision and Regulation

       The operations of financial institutions may be affected by legislative changes and by the policies of various regulatory authorities. In particular, bank holding companies and their subsidiaries are affected by the credit policies of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") through its regulation of the national supply of bank credit. Among the instruments of monetary policy used by the Federal Reserve Board to implement its objectives are open market operations in U.S. Government securities, changes in the discount rate on bank borrowings and changes in reserve requirements on bank deposits.

       Bank holding companies, banks and financial institutions generally are highly regulated, with numerous federal and state laws and regulations governing their activities. As a bank holding company, the Company is subject to regulation under the BHC Act and is subject to examination and supervision by the Federal Reserve Board. Under the BHC Act, the Company is prohibited, with certain exceptions, from acquiring or retaining direct or indirect ownership or control of voting shares of any company which is not a bank or bank holding company, and from engaging in activities other than those of banking or of managing or controlling banks other than subsidiary companies and activities which the Federal Reserve Board determines to be so closely related to the business of banking as to be a proper incident thereto. The acquisition of direct or indirect ownership or control of a bank or bank holding company by the Company is also subject to certain restrictions under the BHC Act and applicable state laws.

       The Company is a legal entity separate and distinct from the Company's banking subsidiaries (the "Banks") and the Company's other affiliates. Investors should be aware of the various legal limitations on the extent to which the Banks can finance or otherwise supply funds to the Company or various of its affiliates. In particular, the Banks are subject to certain restrictions imposed by the laws of the United States on any extensions of credit to the Company or, with certain exceptions, other affiliates, on investments in stock or other securities thereof, on the taking of such securities as collateral for loans, and on the terms of transactions between the Banks and other subsidiaries. The Company and its subsidiaries, including the Banks, are also subject to certain restrictions with respect to engaging in the issuance, flotation, underwriting, public sale or distribution of securities.

       Various federal and state laws govern the operations of the Banks. The national bank subsidiaries of the Company, including FNBC, ANB, FCCNB and NBD Indiana, are supervised, examined and regulated by the Office of the Comptroller of the Currency (the "Comptroller") under the National Bank Act, as amended. Since national banks are also members of the Federal Reserve System and their deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC"), they are also subject to the applicable provisions of the Federal Reserve Act, as amended, the Federal Deposit Insurance Act, as amended, and, in certain respects, to state laws applicable to financial institutions. NBD Michigan and the other state-chartered bank subsidiaries of the Company are, in general, subject to the same or similar restrictions and regulations as the national bank subsidiaries, but with more extensive regulation and examination by state banking departments, the Federal Reserve Board for those which are members of the Federal Reserve System, and the FDIC for those which are not members of the Federal Reserve System. In addition, the Banks' operations in other countries are subject to various restrictions imposed by the laws of such countries.

       Federal law prohibits the Company and certain of its affiliates from borrowing from the Banks without the prior approval of the respective Bank's Board of Directors and unless such loans are secured by U.S. Treasury or other specified obligations. Further, such secured loans and investments by any of the Banks are limited in amount as to the Company or any other such affiliate to 10% of the respective Bank's capital and surplus and as to the Company and all such affiliates to an aggregate 20% of the respective Bank's capital and surplus. Under Federal Reserve Board policy, the Company is expected to act as a source of financial strength to each Bank and to commit resources to support such Bank in circumstances where it might not do so absent such policy. In addition, any capital loans by the Company to any of the Banks would be subordinate in right of payment to deposits and to certain other indebtedness of such Bank.

       Additionally, there are certain federal and state regulatory limitations on the payment of dividends to the Company by the Banks. Dividend payments by national banks are limited to the lesser of (i) the level of

     "undivided profits then on hand" less the amount of bad debts, as defined, in excess of the allowance for credit losses and (ii) absent regulatory approval, an amount not in excess of "net profits" for the current year combined with "retained net profits" for the preceding two years. As of January 1, 1996, the Banks could have declared additional dividends of approximately $1.2 billion without the approval of banking regulatory agencies. The payment of dividends by any Bank may also be affected by other factors, such as the maintenance of adequate capital for such Bank. Bank regulatory agencies have the authority to prohibit the banking organizations they supervise from paying dividends if, in the regulator's opinion, the payment of dividends would, in light of the financial condition of such bank, constitute an unsafe or unsound practice.

       As a bank holding company, the Company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with extensions of credit or providing property or services.

       Legislation may be enacted or regulation imposed in the United States or its political subdivisions, or in any other jurisdiction in which the Company does business, to further regulate banking and financial services. There can be no assurance whether any such legislation or regulation will place additional limitations on the Company's operations.

     Capital Adequacy

       The Federal Reserve Board has adopted risk-based capital guidelines for bank holding companies that require bank holding companies to maintain a minimum ratio of total capital to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit) of 8%. At least half of total capital must be composed of common stockholders' equity, noncumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock, less disallowed intangibles and other adjustments ("Tier I capital"). The remainder ("Tier II capital") may consist of subordinated debt, other preferred stock, certain other instruments and a limited amount of loan loss reserves. At March 31, 1996, the Company's consolidated Tier I capital and total capital ratios were 8.1% and 12.3%, respectively.

       In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier I capital to total average assets (the "leverage ratio") of 3% for bank holding companies that meet certain specified criteria, including those having the highest regulatory rating. All other bank holding companies generally are required to maintain a leverage ratio of at least 3% plus an additional cushion of 100 to 200 basis points. The Company's leverage ratio at March 31, 1996, was 7.3%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it will consider a "tangible Tier I capital leverage ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

       Each of the Banks is subject to similar risk-based and leverage capital requirements adopted by its applicable federal banking agency. Each of the Company's Banks was in compliance with the applicable minimum capital requirements as of March 31, 1996. Neither the Company nor any of the Banks has been advised by any federal banking agency of any specific minimum leverage ratio requirement applicable to it.

       Failure to meet capital requirements could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business, which are described below under "FDICIA and FIRREA".

       Bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. However, the management of the Company is unable to predict whether higher capital requirements would be imposed and, if so, at what levels and on what schedule.

     FDICIA and FIRREA

       The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") significantly expanded the regulatory and enforcement powers of federal banking regulators, in particular the FDIC, and has important consequences for the Company, the Banks and other depository institutions located in the United States.

       A major feature of FDICIA is the comprehensive directions it gives to federal banking regulators to promptly direct or require the correction of problems at inadequately capitalized banks in the manner that is least costly to the federal deposit insurance funds. The degree of corrective regulatory involvement in the operations and management of banks and their holding companies is, under FDICIA, largely determined by the actual or anticipated capital positions of the subject institution.

       FDICIA established five tiers of capital measurement for regulatory purposes ranging from "well capitalized" to "critically undercapitalized." Under regulations adopted by the federal banking agencies, a depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if its tangible equity is not greater than 2% of total tangible assets. A depository institution may be deemed to be in a capitalization category lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating. FDICIA requires banking regulators to take increasingly strong corrective steps, based on the capital tier of any subject bank, to cause such bank to achieve and maintain capital adequacy. Even if a bank is adequately capitalized, however, the banking regulators are authorized to apply corrective measures if the bank is determined to be in an unsafe or unsound condition or engaging in an unsafe or unsound activity.

       Depending on the level of capital of an insured depository institution, the banking regulatory agencies' corrective powers can include: requiring a capital restoration plan; placing limits on asset growth and restrictions on activities; requiring the institution to reduce total assets; requiring the institution to issue additional stock (including voting stock) or to be acquired; placing restrictions on transactions with affiliates; restricting the interest rate the institution may pay on deposits; ordering a new election for the institution's board of directors; requiring that certain senior executive officers or directors be dismissed; prohibiting the institution from accepting deposits from correspondent banks; requiring the institution to divest certain subsidiaries; prohibiting the payment of principal or interest on subordinated debt; prohibiting the institution's parent bank holding company from making capital distributions without prior regulatory approval; and, ultimately, appointing a receiver for the institution.

       If the insured depository institution is undercapitalized, the parent bank holding company is required to guarantee that the institution will comply with any capital restoration plan submitted to, and approved by, the appropriate federal banking agency in an amount equal to the lesser of (i) 5% of the institution's total assets at the time the institution became undercapitalized or (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all applicable capital standards as of the time the institution fails to comply with the capital restoration plan. If such parent bank holding company guarantee is not obtained, the capital restoration plan may not be accepted by the banking regulators. As a result, such institution would be subject to the more severe restrictions imposed on significantly undercapitalized institutions. Further, the failure of such a depository institution to submit an acceptable capital plan is grounds for the appointment of a conservator or receiver.

       FDICIA also contains a number of other provisions affecting depository institutions, including additional reporting and independent audit requirements, the establishment of safety and soundness standards, the changing of FDIC insurance premiums from flat amounts to the system of risk-based assessments described below under "FDIC Insurance", a review of accounting standards, and supplemental disclosures and limits on the ability of all but well capitalized depository institutions to acquire brokered deposits. The Riegle Community Development and Regulatory Improvement Act of 1994, however, among other things, contains a number of specific provisions easing the regulatory burden on banks and bank holding companies, including some imposed by FDICIA, and making the bank regulatory system more efficient. Federal banking regulators are taking actions to implement these provisions.

       The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), among other things, provides generally that, upon the default of any bank of a multi-unit holding company, the FDIC may assess an affiliated insured depository institution for the estimated losses incurred by the FDIC. Specifically, FIRREA provides that a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC, in connection with (i) the default of a commonly controlled FDIC-insured depository institution or
     (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of a default. "Default" is defined generally as the appointment of a conservator or receiver. "In danger of a default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. All of the Banks are FDIC-insured depository institutions.

     FDIC Insurance

       The Banks are subject to FDIC deposit insurance assessments. Under the FDIC's risk-based assessment system effective January 1, 1994, the assessment rate is based on classification of a depository institution in one of nine risk assessment categories. Such classification is based upon the institution's capital level and upon certain supervisory evaluations of the institution by its primary regulator. The assessment rate schedule, effective January 1, 1996, creates a 0.27% spread in assessment rates, ranging from 0.27% per annum on the amount of domestic deposits for banks classified as weakest by the FDIC down to the statutory annual minimum of $2,000 for banks classified as strongest by the FDIC.

     Interstate Banking and Branching

       The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle-Neal Act") significantly revised prior laws applicable to interstate acquisitions of banks and bank holding companies and the branching powers of national banks. Prior to the Riegle-Neal Act, the Federal Reserve Board was not permitted to approve a bank holding company's application to acquire shares of a bank located outside the state in which the operations of the applicant's bank subsidiaries were principally conducted unless the acquisition were specifically authorized by a statute of the acquired bank's state. Effective September 29, 1995, the Federal Reserve Board is authorized to approve an application of an adequately capitalized and adequately managed bank holding company to acquire control of a bank located in another state without regard to whether such transaction is prohibited under the law of such state. The Federal Reserve Board may not, however, approve such an application if, following the acquisition, the applicant would control either (1) more than 10% of all insured depository institution deposits in the United States or (2) under certain circumstances, 30% or more of all insured depository institution deposits in any state where either the applicant or the acquired bank is located. The 30% limit on aggregate deposits that may be controlled by an applicant can be adjusted by the states on a non-discriminatory basis.

       The Riegle-Neal Act also revises the rules applicable to mergers between insured banks located in different states. Before passage of the Riegle-Neal Act, such mergers generally were not authorized. Commencing June 1, 1997, however, adequately capitalized and adequately managed insured banks in different states may merge without regard to whether the merger is authorized under the law of any state. States may elect to prohibit interstate bank mergers or may elect to permit early interstate bank mergers by adopting, prior to June 1, 1997, legislation that expressly so provides, and that applies on equal terms to all out-of-state banks. The Riegle-Neal Act provides that an interstate merger involving the acquisition of a branch (as distinguished from an entire bank) or the de novo establishment of a national bank branch in another state may be approved only if the law of the host state expressly permits such action. An interstate merger may not be approved if, following the merger, the resulting bank would control (1) more than 10% of all insured depository institution deposits in the United States or (2) under certain circumstances, 30% or more of all insured depository institution deposits in any state where the resulting bank will be located. The 30% limit on aggregate deposits that may be controlled by the resulting bank can be adjusted by the states on a non-discriminatory basis. The laws of the host state regarding community reinvestment, consumer protection, fair lending and the establishment of intrastate branches will apply to any out-of-state branch of a national bank unless preempted by federal law or the Comptroller determines that application of such laws would have a discriminatory effect on the national bank.

       The Riegle-Neal Act contains a number of other provisions related to banks and bank holding companies, including: authorization of interstate branching by foreign banks; additional branch closing notice requirements for interstate banks proposing to close a branch in a low or moderate income area; amendments to the Community Reinvestment Act of 1977 to require separate written evaluations of an insured depository institution for each state in which it maintains branches; a prohibition on interstate banks maintaining out-of-state deposit production offices; and authorization for a bank subsidiary of a bank holding company to receive deposits, renew time deposits, close and service loans and receive payments on loans as agent for a depository institution affiliate of such bank.

       The extent to, and terms on, which full interstate branching and certain other actions authorized under the Riegle-Neal Act are implemented will depend on the actions of entities other than the Company and the Banks, including the legislatures of various states. Further developments by state and federal authorities, including legislation, with respect to matters covered by the Riegle-Neal Act reasonably can be anticipated to occur in the future. In addition, there may be new, significant banking legislation introduced in the current Congress related to bank holding companies and their powers; the likelihood of passage and effect, if any, of such legislation on the Company and the Banks cannot be predicted.

     Consolidated Ratios of Earnings to Fixed Charges

       The ratios of earnings to fixed charges for the Company, which are computed on the basis of the total enterprise (as defined by the Commission) by dividing earnings before fixed charges and income taxes by fixed charges, are set forth below for the periods indicated. Fixed charges consist principally of interest expense on all long- and short-term borrowings, excluding or including interest on deposits as indicated.



                                                                        Three Months
                                                                           Ended
                                            Year Ended December 31,       March 31,
                                         ----------------------------   ------------
                                         1995  1994  1993  1992  1991        1996
                                         ----  ----  ----  ----  ----        ----
Earnings to Fixed Charges:
 Excluding interest expense on deposits  1.8x  2.2x  3.0x  1.3x  1.6x        2.0x
 Including interest expense on deposits  1.4x  1.6x  1.8x  1.1x  1.1x        1.5x

                         DESCRIPTION OF DEBT SECURITIES

     General

               The Debt Securities comprise either Senior Securities or Subordinated Securities and have been issued under one of the Indentures. The statements under this caption are brief summaries of certain provisions contained in the Indentures, do not purport to be complete and are qualified in their entirety by reference to the applicable Indenture, copies of which are exhibits to, or incorporated by reference into, the Registration Statement. Whenever defined terms are used but not defined herein, such terms shall have the meanings ascribed to them in the applicable Indenture; it being intended that such defined terms shall be incorporated herein by reference.

               A brief description of the terms of each Debt Security is included herein under the caption relating to the Indenture pursuant to which such Debt Security was issued. For a description of the subordination provisions relating to the Subordinated Securities, see "Subordinated Securities--Subordination."

               Neither the Indentures nor the Debt Securities limit or otherwise restrict the amount of other indebtedness which may be incurred or the other securities which may be issued by the Company or any of its subsidiaries. The Indentures and the Debt Securities do not contain, among other things, provisions which would afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company which could adversely affect the holders of Debt Securities.

               All Debt Securities have been issued in registered form without coupons.

               The Debt Securities (other than a Global Security (as defined herein)) may be presented for transfer (with the form of transfer endorsed thereon duly executed) or exchanged for other Debt Securities of the same series at the office of the Note Registrar specified according to the terms of the applicable Indenture. Such transfer or exchange shall be made without a service charge, but the Company may require payment of any taxes or other governmental charges as described in the applicable Indenture.

               Unless otherwise indicated herein with respect to a series of Debt Securities, payment of principal of, premium, if any, and any interest on the Debt Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made (i) by check mailed to the address of the person entitled thereto as such address shall appear in the applicable Note Register or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the applicable Note Register. Payment of any installment of interest on the Debt Securities will be made to the person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such payment.

     Modification of the Indenture; Waiver of Covenants

               Each Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each affected series (or with respect to the 1995 Subordinated Indenture, the July 1992 Subordinated Indenture and the February 1992 Subordinated Indenture, 66% in aggregate principal amount of each affected series (voting as one class)), modifications and alterations of such Indenture may be made which affect the rights of the holders of such Debt Securities; provided, however, that no such modification or alteration may be made without the consent of the holder of each Debt Security so affected which would, among other things, (i) change the maturity of the principal of, or of any installment of interest (or premium, if any) on, any Debt Security issued pursuant to such Indenture, or reduce the principal amount thereof or any premium thereon, or change the method of calculation of interest or the currency of payment of principal or interest (or premium, if any) on, or reduce the minimum rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on, or with respect to, any such Debt Security; or (ii) reduce the above-stated percentage in principal amount of outstanding Debt Securities required to modify or alter such Indenture.

     Consolidation, Merger or Sale of Assets

               Each Indenture provides that the Company may, without the consent of the holders of any of the Debt Securities outstanding under the applicable Indenture, consolidate with, merge into or transfer its assets substantially as an entirety to any person, provided that (i) any such successor assumes the Company's obligations on the applicable Debt Securities and under the applicable Indenture, (ii) after giving effect thereto, no Event of Default (as defined in the Senior Indenture) in the case of the Senior Securities, or Default (as defined in the applicable Subordinated Indenture) in the case of the Subordinated Securities, shall have happened and be continuing, and (iii) certain other conditions under the applicable Indenture are met. Accordingly, any such consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create any Event of Default or Default which would entitle holders of the Debt Securities, or the applicable Trustee on their behalf, to take any of the actions described below under "Senior Securities--Events of Default, Waivers, etc." or "Subordinated Securities--Events of Default, Waivers, etc."

     Information Concerning the Trustees

               The Trustees under the various Indentures and certain of their respective affiliates from time to time maintain accounts and conduct other banking transactions with the Bank and certain other affiliates of the Company, and vice versa. Any Trustee may, from time to time, make loans to the Company and perform other services for the Company in the normal course of business. Under the provision of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act) the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify debt holders to this effect and any debt holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

                               SENIOR SECURITIES

               The Senior Securities are direct, unsecured obligations of the Company and rank pari passu with all outstanding unsecured senior indebtedness of the Company.

     Events of Default, Waivers, etc.

               An Event of Default with respect to Senior Securities of any series is defined in the applicable Senior Indentures as (i) default in the payment of principal of or premium, if any, on the outstanding Senior Securities of that series when due; (ii) default in the payment of interest on the outstanding Senior Securities of that series when due and continuance of such default for 30 days; (iii) default in the performance of any other covenant of the Company in the applicable Senior Indenture with respect to Senior Securities of such series and continuance of such default for 60 days after written notice; (iv) due acceleration of any indebtedness for borrowed money in principal amount in excess of $1,000,000 of the Company under the terms of the instrument under which such indebtedness is issued or secured, if such acceleration is not rescinded or annulled or such indebtedness is not discharged within 30 days after written notice; (v) certain events of bankruptcy, insolvency or reorganization of the Company or FNBC; and (vi) any other event that may be specified in a Prospectus Supplement with respect to such series of Senior Securities. If an Event of Default with respect to any series of Senior Securities occurs and is continuing, either the applicable Trustee or the holders of not less than 25% in aggregate principal amount of the Senior Securities of such series outstanding may declare the principal amount of all Senior Securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the Senior Securities of any series outstanding under a Senior Indenture may waive an Event of Default resulting in acceleration of such Senior Securities, but only if all Events of Default with respect to Senior Securities of such series have been remedied and all payments due (other than those due as a result of acceleration) have been made. If an Event of Default occurs and is continuing with respect to a series of Senior Securities, the applicable Trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding Senior Securities of such series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the applicable Senior Indenture shall, proceed to protect the rights of the holders of all the Senior Securities of such series. Prior to acceleration of maturity of the Senior Securities of any series outstanding under the applicable Senior Indenture, the holders of a majority in aggregate principal amount of such Senior Securities may waive any past default under the Senior Indenture except a default in the payment of principal of, premium, if any, or interest on the Senior Securities of such series.

               The Senior Indentures provide that upon the occurrence of an Event of Default specified in clauses (i) or (ii) of the immediately preceding paragraph, the Company will, upon demand of the applicable Trustee, pay to it, for the benefit of the holder of any such affected Senior Security, the whole amount then due and payable on such series of Senior Securities for principal, premium, if any, and interest. The Senior Indentures further provide that if the Company fails to pay such amount forthwith upon such demand, the Trustee may, among other things, institute a judicial proceeding for the collection thereof.

               The Senior Indentures also provide that notwithstanding any other provision of the applicable Senior Indentures, the holder of a Senior Security of a series shall have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest on such Senior Securities when due and that such right shall not be impaired without the consent of such holder.

               The Company is required to file annually with each of the applicable Trustees a written statement of officers as to the existence or non-existence of defaults under the applicable Senior Indentures or the Senior Securities.


                            SUBORDINATED SECURITIES

               The Subordinated Securities are direct, unsecured obligations of the Company and are subject to the subordination provisions described below.

     Subordination

               It is the intent of the Company that Subordinated Securities issued by the Company be treated as capital for calculation of regulatory capital ratios. The Federal Reserve Board has issued interpretations of its capital regulations indicating, among other things, that subordinated debt of bank holding companies issued on or after September 4, 1992, is included in capital for calculation of regulatory capital ratios only if the subordination of the debt meets certain criteria and if the debt may be accelerated only for bankruptcy, insolvency and similar matters (the "Subordination Interpretations"). Subordinated debt of the Company (including subordinated debt issued by First Chicago and NBD prior to the Merger) issued after September 4, 1992, which meets the Subordination Interpretations are referred to herein as "New Subordinated Securities".

               Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest on the Subordinated Securities is to be subordinated in right of payment, to the extent provided in the applicable Subordinated Indenture, to the prior payment in full of all Senior Indebtedness. In certain events of bankruptcy or insolvency, the payment of the principal of and interest on the New Subordinated Securities will, to the extent provided in the applicable Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all General Obligations.

               Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization, the holders of Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due before the holders of the Subordinated Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Subordinated Securities. If upon any such payment or distribution of assets there remain, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, any amounts of cash, property or securities available for payment or distribution in respect of the New Subordinated Securities ("Excess Proceeds") and if, at such time, any creditors in respect of General Obligations have not received payment in full of all amounts due or to become due on or in respect of such General Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such General Obligations before any payment or distribution may be made in respect of the New Subordinated Securities.

               In addition, no payment may be made of the principal of, premium, if any, or interest on the Subordinated Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Securities, at any time when (i) there is a default in the payment of the principal of, premium, if any, interest on or otherwise in respect of any Senior Indebtedness or (ii) any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of such payment on the Subordinated Securities or any redemption, retirement, purchase or other acquisition of any of the Subordinated Securities, permitting the holders of such Senior Indebtedness to accelerate the maturity thereof. Except as described above, the obligation of the Company to make payment of the principal of, premium, if any, or interest on the Subordinated Securities will not be affected.

               By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of a distribution of assets upon any dissolution, winding up, liquidation or reorganization, certain creditors of the Company who are not holders of Senior Indebtedness or of the Subordinated Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of the Subordinated Securities. By reason of the subordination of payments and distributions on the New Subordinated Securities to creditors in respect of General Obligations, in the event of a distribution of assets upon any dissolution, winding up, liquidation or reorganization, holders of Old Subordinated Securities (as defined herein) may recover less, ratably, than creditors in respect of General Obligations and may recover more, ratably, than the holders of New Subordinated Securities.

               Subject to payment in full of all Senior Indebtedness, the rights of the holders of Subordinated Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness. Subject to payment in full of all General Obligations, the rights of the holders of the New Subordinated Securities will be subrogated to the rights of the creditors in respect of General Obligations to receive payments or distributions of cash, property or securities of the Company applicable to such creditors in respect of General Obligations.

               "Senior Indebtedness" is defined generally in the Subordinated Indentures as the principal of, premium, if any, and interest on (i) all of the Company's indebtedness for money borrowed, other than the Subordinated Securities, whether outstanding on the date of execution of the applicable Subordinated Indenture or thereafter created, assumed or incurred, except such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Subordinated Securities or to rank pari passu with the Subordinated Securities; and (ii) any deferrals, renewals or extensions of any such Senior Indebtedness. The term "indebtedness for money borrowed" as used in the prior sentence includes, without limitation, any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets. The Subordinated Indentures contain no limitation on the issuance of additional Senior Indebtedness of the Company.

               As of the date of this Prospectus, the following issues of subordinated indebtedness of the Company are outstanding: Floating Rate Subordinated Capital Notes Due December 1996; 9 7/8% Subordinated Notes Due July 1999; 9% Subordinated Notes Due June 15, 1999; 9 7/8% Subordinated Notes Due August 15, 2000; 11 1/4% Subordinated Notes Due February 20, 2001; 10 1/4% Subordinated Notes Due May 1, 2001; 9 1/4% Subordinated Notes Due November 15, 2001; 8 7/8% Subordinated Notes Due March 15, 2002; 8 1/4% Subordinated Notes Due June 15, 2002; 9 1/5% Subordinated Notes Due December 17, 2001; 7 5/8% Subordinated Notes Due January 15, 2003 (the "January 2003 Notes"); 6 7/8% Subordinated Notes Due June 15, 2003 (the "June 2003 Notes"); the Floating Rate Subordinated Notes Due July 28, 2003 (the "July 2003 Notes"); 6 3/8% Subordinated Notes Due January 30, 2009 (the "January 2009 Notes"); 7 1/8% Subordinated Notes Due May 15, 2007 (the "May 2007 Notes"); 7 1/4% Subordinated Debentures Due August 15, 2004 (the "2004 Debentures"); 8.10% Subordinated Notes Due March 1, 2002 (the "2002 Notes"); 7.40% Subordinated Debentures due May 10, 2023 (the "2023 Debentures"); Floating Rate Subordinated Notes Due 2005; and 6 1/8% Subordinated Notes Due February 15, 2006 (the "2006 Notes") (collectively, all of the foregoing notes and debentures are hereinafter referred to as the "Existing Subordinated Indebtedness").

               The January 2003 Notes, the June 2003 Notes, the July 2003 Notes, the January 2009 Notes, the May 2007 Notes, the 2023 Debentures and the 2006 Notes all constitute New Subordinated Securities; all other Existing Subordinated Indebtedness constitutes "Old Subordinated Securities". In the event of a distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization, the holders of the New Subordinated Securities may receive less, ratably, than holders of Old Subordinated Securities.

               "General Obligations", with respect to the New Subordinated Securities, generally means all obligations of the Company to make payment on account of claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, other than (i) obligations on account of Senior Indebtedness,
     (ii) obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the Subordinated Securities and (iii) obligations which by their terms are expressly stated not to be superior in right of payment to the Subordinated Securities or to rank on parity with the Subordinated Securities; provided, however, that notwithstanding the foregoing, in the event that any rule, guideline, or interpretation promulgated or issued by the Federal Reserve Board (or other competent regulatory agency or authority), as from time to time in effect, established or specified criteria for the inclusion in regulatory capital of subordinated debt of a bank holding company requiring that such subordinated debt be subordinated to obligations to creditors in addition to those set forth above, then the term "General Obligations" shall also include such additional obligations to creditors, as from time to time in effect pursuant to such rules, guidelines or interpretations.

               As of March 31, 1996 the aggregate amount of Senior Indebtedness and General Obligations of the Company was approximately $1.981 billion.

     Limited Rights of Acceleration

               Payment of principal of the New Subordinated Securities may be accelerated only in case of the bankruptcy or reorganization of the Company. There is no right of acceleration in the case of a default in the payment of principal of, premium, if any, or interest on the Subordinated Securities or the performance of any other covenant of the Company in the applicable Subordinated Indenture. Payment of principal of the Old Subordinated Securities may be accelerated in the case of the bankruptcy, insolvency or reorganization of the Company. Such payment may also be accelerated in the case of certain events of insolvency or receivership of FNBC or NBD Michigan, as the case may be. In addition, the 2004 Debentures and the 2002 Notes may be accelerated upon the occurrence of any other Event of Default applicable to such issuance as described below under "Events of Default, Defaults, Waivers, etc."


     Events of Default, Defaults, Waivers, etc.

               An Event of Default with respect to Subordinated Securities of any series is defined in the applicable Subordinated Indenture as certain events involving the bankruptcy or reorganization of the Company and any other Event of Default provided with respect to Subordinated Securities of that series. For Old Subordinated Securities, the 2004 Debentures and the 2002 Notes, an Event of Default also includes certain events involving the bankruptcy or insolvency of FNBC or NBD Michigan, as well. In addition, with respect to the 2002 Notes and the 2004 Debentures, an Event of Default also includes (i) default in the payment of principal when due, (ii) default in the payment of interest when due and the continuance of such default for a period of 30 days, and (iii) default in the performance of any covenant or agreement of the Company in the applicable Subordinated Indenture and continuance of such default for 90 days after written notice. A Default with respect to Subordinated Securities of any series is defined in the applicable Subordinated Indenture as an Event of Default with respect to such series, and, if not otherwise and Event of Default for such series, (i) default in the payment of the principal of, or premium, if any, on any Subordinated Security of such series when due, (ii) default in the payment of interest upon any Subordinated Security of such series when due and the continuance of such default for a period of 30 days, (iii) default in the performance of any other covenant or agreement of the Company in the applicable Subordinated Indenture with respect to Subordinated Securities of such series and continuance of such default for beyond the applicable grace period (generally 60 days) after written notice, or (iv) any other Default provided with respect to Subordinated Securities of the applicable series. If an Event of Default with respect to any outstanding series of Subordinated Securities occurs and is continuing, either the applicable Trustee, or the holders of not less than 25% in aggregate principal amount of the outstanding Subordinated Securities of such series may declare the principal amount of all Subordinated Securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the Subordinated Securities of any series outstanding under a Subordinated Indenture may waive an Event of Default resulting in acceleration of such Subordinated Securities, but only if all Defaults have been remedied (or, to the extent permitted under the applicable Subordinated Indenture, waived), and all payments due (other than those due as a result of acceleration) have been made. If a Default occurs and is continuing with respect to a series of Subordinated Securities, the applicable Trustee may in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding Subordinated Securities of the affected series under the applicable Subordinated Indenture and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the applicable Subordinated Indenture shall, proceed to protect the rights of the holders of all the Subordinated Securities of such affected series. Prior to acceleration of maturity of the Subordinated Securities of any series outstanding under a Subordinated Indenture, the holders of a majority in aggregate principal amount of such Subordinated Securities may waive any past default under the Subordinated Indenture except a default in the payment of principal of, premium, if any, or interest on the Subordinated Securities of such series.

               Each Subordinated Indenture provides that in the event of a Default specified in clauses (i) or (ii) of the immediately preceding paragraph (which may constitute an "Event of Default" for the 2004 Debentures and 2002 Notes) in payment of principal of, premium, if any, or interest on any Subordinated Security of a series, the Company will, upon demand of the applicable Trustee, pay to it, for the benefit of the holder of any such

     Subordinated Security of such affected series, the whole amount then due and payable on such Subordinated Security for principal, premium, if any, and interest. Each Subordinated Indenture further provides that if the Company fails to pay such amount forthwith upon such demand, the applicable Trustee may, among other things, institute a judicial proceeding for the collection thereof.

               Each Subordinated Indenture also provides that notwithstanding any other provision of such Subordinated Indenture, the holder of any Subordinated Security of any series shall have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest on such Subordinated Security on the respective stated maturity expressed in such Subordinated Security and that such right shall not be impaired without the consent of such holder.

               The Company is required to file annually with each of the applicable Trustees a written statement of officers as to the existence or non-existence of defaults under the applicable Subordinated Indenture or the Subordinated Securities.


                               BOOK ENTRY SYSTEM

               If so provided herein with respect to a series of Debt Securities, such series may have been issued in whole or in part in the form of one or more global securities (the "Global Securities", or individually, a "Global Security") that were deposited with, or on behalf of, a depositary (the "Depositary"). The initial Depositary for any series of Debt Securities originally issued as a Global Security offered hereunder was The Depository Trust Company, New York, New York ("DTC"). The following descriptions of DTC and the book-entry system apply only to those Debt Securities represented in whole or in part by a Global Security.

               DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (the "Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants"). Beneficial owners of the Debt Securities represented by Global Securities that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, the Debt Securities may do so only through Participants and Indirect Participants.

               Payments with respect to any Global Security will be made by the applicable Paying Agent to DTC or any successor Depositary, or its nominee. The Company expects that any such Depositary, or its nominee, upon receipt of any payment of principal of or interest on the Global Security will credit the accounts of its Participants with payments in amounts proportionate to such Participants' ownership interests in the Global Security. Beneficial owners of the Debt Securities, directly or indirectly, will receive distributions of principal and interest in proportion to their beneficial ownership through the Participants. Consequently, any payments to beneficial owners of Debt Securities will be subject to the terms, conditions and time of payment required by the Depositary, the Participants and Indirect Participants, as applicable. The Company expects that such payments will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name". Such payments will be the responsibility of such Participants and Indirect Participants.

               Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Debt Securities and is required to receive and transmit distributions of principal of and interest on the Debt Securities. Participants and Indirect Participants with which beneficial owners of the Debt Securities have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective beneficial owners of the Debt Securities. Accordingly, although beneficial owners of the Debt Securities will not possess certificated Debt Securities, beneficial owners will receive payments and will be able to transfer their interests.

               Since it is anticipated that the one holder of the Debt Securities will be the Depositary or its nominee, beneficial owners of the Debt Securities represented by Global Securities will not be recognized as holders of the Debt Securities under the applicable Indentures unless certificated definitive Debt Securities are issued. So long as the Debt Securities are represented by the Global Security, beneficial owners of the Debt Securities will only be permitted to exercise the rights of holders of Debt Securities indirectly through the Participants who, in turn, will exercise the rights of holders of the Debt Securities through the Depositary.

               If DTC is at any time unwilling, unable or ineligible to continue as depositary for any series of Debt Securities and a successor depositary is not appointed by the Company within 90 days, the Company will issue certificated Debt Securities in definitive form in exchange for the applicable Global Security. In addition, the Company may at any time determine not to have one or more series of Debt Securities represented by a Global Security, and, in such event, will issue certificated Debt Securities for such series in definitive form in exchange for the related Global Security. In either instance, an owner of a beneficial interest in the Global Security will be entitled to physical delivery of certificated Debt Securities in definitive form equal in principal amount to such beneficial interest and to have such certificated Debt Securities registered in its name. Certificated Debt Securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.


               DESCRIPTIONS OF SUBORDINATED SECURITIES UNDER THE
                          1986 SUBORDINATED INDENTURE

               The brief summary of the principal provisions of the 1986 Subordinated Indenture and the Subordinated Securities issued thereunder does not purport to be complete and is qualified in its entirety by reference to the 1986 Subordinated Indenture, a copy of which has previously been filed with the Commission. Certain capitalized terms used herein are defined in the 1986 Subordinated Indenture.

     Restrictions on Disposition of Stock of FNBC

               The 1986 Subordinated Indenture contains a covenant by the Company that it will not sell, assign, transfer or otherwise dispose of any shares of, securities convertible into or options, warrants or rights to subscribe for or purchase shares of voting stock of FNBC, nor will it permit FNBC (or any successor association thereto) to issue any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of FNBC except that, with respect to such voting stock, (i) the Company may make any such sale, assignment, transfer or other disposition for fair market value on the date thereof, as determined by the Board of Directors of the Company (which determination shall be conclusive) and evidenced by a duly adopted resolution thereof; and (ii) FNBC (or any successor association thereto) may issue any such shares, securities, options, warrants or rights, if, in each such case after giving effect thereto, the Company will own at least 80% of the voting stock of FNBC (or such successor association) then issued and outstanding.

     Terms and Provisions of the 9 7/8% Subordinated Notes Due July 1999 (the "July 1999 Notes")

     General

               The July 1999 Notes were issued in $200,000,000 aggregate principal amount on July 8, 1987, will mature on July 1, 1999, and constitute a separate series of Subordinated Securities for the purposes of the 1986 Subordinated Indenture. The July 1999 Notes may not be redeemed prior to their stated maturity. Interest is payable semiannually on January 1 and July 1 of each year, to the person in whose name a July 1999 Note (or any predecessor note) is registered at the close of business on the December 15 or June 15, as the case may be, next preceding such Interest Payment Date. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months. The July 1999 Notes were issued only in fully registered form in denominations of $1,000 and integral multiples thereof. Principal of, and interest on, the July 1999 Notes are payable at the principal office of FNBC, the Principal Paying Agent, One First National Plaza, Chicago, Illinois 60670. Payment of interest may, at the option of the Company, be made by check mailed to the address of the registered holder entitled thereto.

     Subordination

               The July 1999 Notes are unsecured and are subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness of the Company as described under "Subordinated Securities-- Subordination" herein. The July 1999 Notes constitute Old Subordinated Securities.

     Limited Right of Acceleration

               Payment of principal of the July 1999 Notes may be accelerated only in the case of the bankruptcy, insolvency or reorganization of the Company or FNBC. There is no right of acceleration in the case of a default in the payment of interest on the July 1999 Notes or in the performance of any other covenant of the Company in the 1986 Subordinated Indenture or in the July 1999 Notes. See "Subordinated Securities--Events of Default, Defaults, Waivers, etc." herein.

     Available Funds

               The Company has designated certain funds with regard to the July 1999 Notes as Available Funds (as defined below) for United State bank regulatory purposes. Although such Available Funds are expected to provide a source of funds for the payment of all or a substantial portion of the July 1999 Notes, such Available Funds shall not be deemed to be property of the holders of any July 1999 Note or trust funds and will not constitute security for the payment of any July 1999 Note.

               "Available Funds" will consist of amounts equal to (i) the new proceeds from the sale for cash from time to time of Capital Securities (as defined below), (ii) the market value, as determined by the Company, of Capital Securities sold from time to time in exchange for other property or issued to finance acquisitions, including acquisition of business entities, less the expenses to effect any such exchanges or issuances, and (iii) other funds which the regulations or other criteria of the Company's Primary Federal Regulator then permit for the purpose of determining primary capital of the Company; provided that (x) the Company has designated such amounts as Available Funds on its books and records in the manner required by the Company's Primary Federal Regulator and (y) there shall be deducted from Available Funds an amount equal to the amount of any funds used to repay the July 1999 Notes for which Available Funds are required to be designated. The Company's "Primary Federal Regulator" means the Board of Governors of the Federal Reserve System of the United States or any successor agency performing substantially the same regulatory function with respect to the Company.

               "Capital Securities" means any securities issued by the Company which consists of any one of the following: (i) common stock, (ii) perpetual preferred stock, or (iii) other securities which at the date of issuance constitute primary capital of the Company under regulations of or as determined by the Company's Primary Federal Regulator. Capital Securities may have such terms, rights and preferences as may be determined by the Company.

               The Company has covenanted in the July 1999 Notes to obtain Available Funds by July 1, 1991, July 1, 1995 and 60 days prior to the stated maturity date of the July 1999 Notes on July 1, 1999, in amounts equal to at least one-third, two-thirds and the full amount, respectively, of the original aggregate principal amount (or such lesser amount as the Company's Primary Federal Regulator may permit from time to time) of the July 1999 Notes which may be treated at such time as primary capital of the Company for United States bank regulatory purposes.

               The July 1999 Notes also provide, however, that such covenant of the Company will be cancelled, and amounts theretofore designated as Available Funds will cease to be Available Funds, in the event and to the extent that the Company's Primary Federal Regulator determines that any portion of the indebtedness represented by the July 1999 Notes treated as primary capital of the Company for United States bank regulatory purposes may not thereafter be so treated.

               The obligations of the Company to make payments of all amounts of principal of the July 1999 Notes at their stated maturity date or in the event of acceleration of the July 1999 Notes upon the occurrence of an Event of Default and to make payments of interest on the July 1999 Notes will not be affected by whether or to what extent there are Available Funds. Available Funds remaining after payment in full (or provision therefor made as provided in the 1986 Subordinated Indenture) of all the July 1999 Notes shall be released from such designation. As of the date of this Prospectus, the Company has designated Available Funds equal to the aggregate original principal amount of the July 1999 Notes.

     Regarding the Trustee

               Chemical Bank ("Chemical"), the Trustee under the 1986 Subordinated Indenture, has its principal corporate trust office at 450 West 33rd Street, New York, New York 10001. The Company has normal banking relationships with Chemical, and Chemical is also trustee for the Company's May 2007 Notes issued under the 1995 Subordinated Indenture and the Company's 2023 Debentures issued under an Indenture dated as of April 30, 1993.

          DESCRIPTION OF SENIOR SECURITIES UNDER THE 1986 SENIOR INDENTURE

               The brief summary of the principal provisions of the 1986 Senior Indenture and the Senior Securities issued thereunder does not purport to be complete and is qualified in its entirety by reference to the 1986 Senior Indenture, a copy of which has previously been filed with the Commission. Certain capitalized terms used herein are defined in the 1986 Senior Indenture.

     Restrictions on Disposition of Stock of FNBC

               The 1986 Senior Indenture contains a covenant by the Company that it will not sell, assign, transfer or otherwise dispose of any shares of, securities convertible into or options, warrants or rights to subscribe for or purchase shares of, of FNBC nor will it permit FNBC (or any successor association thereto) to issue any shares of, voting stock of FNBC except that, with respect to such voting stock, (i) the Company may make any such sale, assignment, transfer or other disposition for fair market value on the date thereof, as determined by the Board of Directors of the Company (which determination shall be conclusive) and evidenced by a duly adopted resolution thereof, and (ii) FNBC (or any successor association thereto) may issue any such shares, securities, options, warrants or rights, if, in each such case after giving effect thereto, the Company will own at least 80% of the voting stock of FNBC (or such successor association) then issued and outstanding.

     Terms and Provisions of the 8 1/2% Notes Due June 1, 1998 (the "June 1998 Notes")

               The June 1998 Notes were issued in $100,000,000 aggregate principal amount on May 20, 1986, will mature on June 1, 1998, and constitute a separate series of Senior Securities for the purposes of the 1986 Senior Indenture. The June 1998 Notes are direct, unsecured obligations of the Company and rank pari passu with all outstanding senior indebtedness of the Company. The June 1998 Notes may not be redeemed prior to their stated maturity. During the period from April 1, 1993, to May 1, 1993, a holder of a June 1998 Note could elect to have such note (or any portion thereof) repaid on June 1, 1993, at its principal amount, plus accrued interest to the repayment date. As of the date of this Prospectus, $150,000 of the aggregate principal amount of the June 1998 Notes were so repaid. Interest is payable semiannually on June 1 and December 1 of each year, to the person in whose name the June 1998 Note (or any predecessor note) is registered at the close of business on May 15 or November 15, as the case may be, next preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The June 1998 Notes were issued only in fully registered form in denomination of $1,000 and integral multiples thereof. Principal of and interest on the June 1998 Notes are payable at the corporate trust office of Chemical Bank, the Company's Paying Agent in the City of New York, presently located at 55 Water Street, New York, New York 10041, and at the principal office of FNBC, the Principal Paying Agent, One First National Plaza, Chicago, Illinois 60670. Payment of interest may, at the option of the Company, be made by check mailed to the address of the registered holder entitled thereto. Payment of principal of the June 1998 Notes may be accelerated under the circumstances described under "Senior Securities-- Events of Default, Waivers, etc." herein.

               The June 1998 Notes are traded on the New York Stock Exchange.

     Regarding the Trustee

               Chase Manhattan Bank Delaware, formerly Chemical Bank Delaware ("Chase Delaware"), the Trustee under the 1986 Senior Indenture, has its principal corporate trust office at 1201 Market Street, Wilmington, Delaware 19801. The Company has normal banking relationships with Chase Delaware.


        DESCRIPTION OF SENIOR SECURITIES UNDER THE 1987 SENIOR INDENTURE

               The brief summary of the principal provisions of the 1987 Senior Indenture and the Senior Securities issued thereunder does not purport to be complete and is qualified in its entirety by reference to the 1987 Senior Indenture, a copy of which has previously been filed with the Commission. Certain capitalized terms used herein are defined in the 1987 Senior Indenture.

               The outstanding Senior Securities under the 1987 Senior Indenture were all issued pursuant to certain Medium-Term Note Programs of the Company. A brief description of each of the programs whose notes are being offered by this Prospectus follows. The specific terms of each such medium-term note will be set forth in the applicable pricing supplement hereto (the "Pricing Supplement").

     Medium-Term Notes Due From 9 Months to 15 Years From Date of Issue (the "Series A Notes")

               The Series A Notes were issued from time to time, from October 1987 to May 1989, in an aggregate principal amount of $646,825,000. As of the date of this Prospectus, $10,000,000 of the Series A Notes remain outstanding. The outstanding Series A Notes will mature on October 31, 1997 and constitute a separate series of

     Senior Securities for purposes of the 1987 Senior Indenture. The Series A Notes may not be redeemed prior to their stated maturity. Interest at the annual rate of 11.15% is payable semiannually on March 15 and September 15 of each year to the person in whose name the Series A Note is registered at the close of business on March 1 and September 1, as the case may be, next preceding such Interest Payment Date. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months.

               The Series A Notes were issued in fully registrable form only in denominations of $100,000 and integral multiples in $1,000 in excess thereof. Principal and interest are payable, and the transfer of the Series A Notes is registrable, at the office of Citibank, N.A., the Company's Paying Agent and Note Registrar for the Series A Notes, currently located at 120 Wall Street, 13th Floor, New York, New York 10018, provided that payment of interest, other than interest at maturity, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the Note Register at the close of business on the Regular Record Date corresponding to the relevant Interest Payment Date. The principal and interest payable at the maturity of the Series A Notes will be paid upon maturity in immediately available funds against presentation of the Series A Notes at the office of Citibank, N.A., 120 Wall Street, 13th Floor, New York, New York 10018.

     Medium-Term Notes Due From 9 Months to 15 Years From Date of Issue, Series D (the "Series D Notes")

               The Series D Notes were issued from time to time, from August 1990 to December 1991, in an aggregate principal amount of $700,000,000. As of July 15, 1996, $98,000,000 of the Series D Notes remain outstanding. The Series D Notes were issued as Senior Securities under the 1987 Senior Indenture. The terms of each of the Series D Notes, including interest rates and maturity dates, were fixed at the time of issuance and described in a Pricing Supplement related to such note. The Series D Notes may not be redeemed prior to their stated maturity.

               The outstanding Series D Notes have maturity dates ranging from October 2, 1996 to November 15, 1996, and bear interest at annual fixed rates ranging from 8.51% to 9.00%. Interest on the outstanding Series D Notes is payable semiannually on March 15 and September 15 of each year to the person in whose name a Series D Note is registered at the close of business on March 1 and September 1, as the case may be, next preceding such Interest Payment Date. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months. The Series D Notes constitute a separate series of Senior Securities for purposes of the 1987 Senior Indenture.

               The Series D Notes are represented by Global Securities deposited with or on behalf of DTC and registered in the name of a nominee of DTC. The Series D Notes were issued in book-entry form only. Unless and until certificated Series D Notes are issued under the limited circumstances described under "Book Entry System" herein, no beneficial owner of a Series D Note will be entitled to receive a definitive certificate representing a Series D Note. So long as DTC or any successor Depositary or its nominee is the registered owner of the Global Security representing a Series D Note, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of such Series D Note for all purposes of the 1987 Senior Indenture. Unless and until it is exchanged in whole or in part for the applicable Series D Note represented thereby, the Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor depositary or a nominee of such successor.

               Interest on the Series D Notes will be payable at the office of Citibank, N.A., the Company's Paying Agent and Note Registrar for the Series D Notes, currently located at 120 Wall Street, 13th Floor, New York, New York 10018; provided that payment of interest, other than interest at maturity, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the Note Register at the close of business on the Regular Record Date corresponding to the relevant Interest Payment Date. The principal and interest payable at maturity will be paid in immediately available funds against presentation of such Series D Note at the office of Citibank, 120 Wall Street, 13th Floor, New York, New York 10018. So long as a Series D Note is represented by a Global Security, such payments of interest and principal will be made to the Depositary or its nominee. Payments to the beneficial owners of the Series D Notes will be made through the Depositary or its nominee, as described under "Book Entry System" herein. Neither the Company, the Trustee under the 1987 Senior Indenture, any Paying Agent nor the Note Registrar for the Series D Notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Global Securities for such Series D Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Medium-Term Notes Due From 9 Months to 15 Years From Date of Issue, Series E (the "Series E Notes")

               The Series E Notes were issued from time to time from December 1991 to October 1993, in an aggregate principal amount of $650,000,000. As of July 15, 1996, $184,000,000 of the Series E Notes remain outstanding. The Series E Notes were issued as Senior Securities under the 1987 Senior Indenture (the "Senior Series E Notes") and Subordinated Securities under the 1987 Subordinated Indenture (the "Subordinated Series E Notes"). The terms of the Series E Notes, including interest rates and maturity dates, were fixed at the time of issuance and described in a Pricing Supplement related to such note. The Series E Notes may not be redeemed prior to their stated maturity.

               The Senior Series E Notes have maturity dates ranging from December 13, 1996, to August 7, 1997, and bear interest at fixed annual rates ranging from 6.25 % to 7.95%. The Senior Series E Notes constitute a separate series of Senior Notes for purposes of the 1987 Senior Indenture.

               The Subordinated Series E Notes mature on December 17, 2001, and bear interest at the annual rate of 9.20%. The Subordinated Series E Notes constitute a separate series of Subordinated Securities for purposes of the 1987 Subordinated Indenture. The Subordinated Series E Notes are unsecured and are subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness of the Company as described under "Subordinated Securities--Subordination" herein. The Subordinated Series E Notes constitute Old Subordinated Securities.
     Payment of principal of the Subordinated Series E Notes may be accelerated only in the case of bankruptcy, insolvency or reorganization of the Company or FNBC. There is no right of acceleration in the case of a default in the payment of interest on the Subordinated Series E Notes or in the performance of any other covenant of the Company in the 1987 Subordinated Indenture or in the Subordinated Series E Notes. See "Subordinated Securities--Events of Default, Defaults, Waivers, etc." herein.

               Interest on the outstanding Series E Notes is payable semiannually on March 15 and September 15 of each year to the person in whose name a Series E Note is registered at the close of business on March 1 and September 1, as the case may be, next preceding such Interest Payment Date. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months.

               The Series E Notes are represented by Global Securities deposited with or on behalf of DTC and registered in the name of a nominee of DTC. The Series E Notes were issued in book-entry form only. Unless and until certificated Series E Notes are issued under the limited circumstances described herein under "Book Entry System," no beneficial owner of a Series E Note will be entitled to receive a definitive certificate representing a Series E Note. So long as DTC or any successor Depositary or its nominee is the registered owner of the Global Security representing a Series E Note, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of such Series E Note for all purposes of the applicable Indenture. Unless and until it is exchanged in whole or in part for the applicable Series E Note represented thereby, the Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor depositary or a nominee of such successor.

               Interest on the Series E Notes will be payable at the office of FNBC, the Company's Paying Agent and Note Registrar, currently located at One First National Plaza, Chicago, Illinois 60670, provided that payment of interest, other than interest at maturity may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the Note Register at the close of business on the Regular Record Date corresponding to the relevant Interest Payment Date. The principal and interest payable at maturity will be paid in immediately available funds against presentation of the Series E Note at the office of FNBC, One First National Plaza, Chicago, Illinois 60670. So long as a Series E Note is represented by a Global Security, such payments of interest and principal will be made to the Depositary or its nominee. Payments to the beneficial owners of the Series E Notes will be made through the Depositary or its nominee, as described herein under "Book Entry System." Neither the Company, the Trustees under the 1987 Senior Indenture or the 1987 Subordinated Indenture, any Paying Agent nor the Note Registrar for the Series E Notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Global Securities for such Series E Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.


     DESCRIPTION OF SUBORDINATED SECURITIES UNDER THE 1987 SUBORDINATED
     INDENTURE

               The brief summary of the principal provisions of the 1987 Subordinated Indenture and the Subordinated Securities issued thereunder does not purport to be complete and is qualified in its entirety by reference to the 1987 Subordinated Indenture, a copy of which has previously been filed with the Commission. Certain capitalized terms used herein are defined in the 1987 Subordinated Indenture.

     Terms and Provisions of the 9% Subordinated Notes Due June 15, 1999 (the "June 1999 Notes")

     General

               The June 1999 Notes were issued in $200,000,000 aggregate principal amount on June 15, 1989, will mature on June 15, 1999, and constitute a separate series of Subordinated Securities for the purposes of the 1987 Subordinated Indenture. The June 1999 Notes may not be redeemed prior to their stated maturity. Interest is payable semiannually on June 15 and December 15 of each year, to the person in whose name the June 1999 Note (or any predecessor note) is registered at the close of business on the May 31 or November 30, as the case may be, next preceding such Interest Payment Date. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months.

               The June 1999 Notes are represented by a single Global Security deposited with DTC and registered in the name of a nominee of DTC. The June 1999 Notes were issued in denominations of $1,000 (representing 1/200,000 of the Global Security) and integral multiples thereof in book-entry form only. Unless and until certificated June 1999 Notes are issued under the limited circumstances described under "Book-Entry System" herein, no beneficial owner of a June 1999 Note shall be entitled to receive a definitive certificate representing a June 1999 Note. So long as DTC or any successor Depositary or its nominee is the registered owner of the Global Security, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the June 1999 Notes for all purposes of the 1987 Subordinated Indenture. Unless and until it is exchanged in whole or in part for the June 1999 Notes represented thereby, the Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor depositary or any nominee of such successor.

               Principal of and interest on the June 1999 Notes are payable at the principal office of FNBC, the principal Paying Agent, presently located at One First National Plaza, Chicago, Illinois 60670. Payment of interest, other than at maturity, may be made at the option of the Company by check mailed to the address of the registered holder entitled thereto. So long as the Global Security represents the June 1999 Notes, such payments of interest and principal will be made to the Depositary or its nominee. Payments to beneficial owners of the June 1999 Notes will be made through the Depositary or its nominee, as described under "Book Entry System" herein. Neither the Company, the Trustee under the 1987 Subordinated Indenture, any Paying Agent, nor the Note Registrar for the June 1999 Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of, beneficial ownership interests of the Global Security for such June 1999 Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Subordination

               The June 1999 Notes are unsecured and are subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness of the Company as described under "Subordinated Securities-- Subordination" herein. The June 1999 Notes constitute Old Subordinated Securities.

     Limited Right of Acceleration

               Payment of principal of the June 1999 Notes may be accelerated only in the case of the bankruptcy, insolvency or reorganization of the Company or FNBC. There is no right of acceleration in the case of a default in the payment of interest on the June 1999 Notes or in the performance of any other covenant of the Company in the 1987 Subordinated Indenture or in the June 1999 Notes. See "Subordinated Securities--Events of Default, Defaults, Waivers, etc." herein.

     Terms and Provisions of the 9 7/8% Subordinated Notes Due August 15, 2000 (the "August 2000 Notes")

     General

               The August 2000 Notes were issued in $100,000,000 aggregate principal amount on August 15, 1990, will mature on August 15, 2000, and constitute a separate series of Subordinated Securities for the purposes of the 1987 Subordinated Indenture. The August 2000 Notes may not be redeemed prior to their stated maturity. Interest is payable semiannually on February 15 and August 15 of each year, to the person in whose name the August 2000 Note (or any predecessor note) is registered at the close of business on the January 31 or July 31, as the case may be, next preceding such Interest Payment Date. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months.

               The August 2000 Notes are represented by a Global Security deposited with DTC and registered in the name of a nominee of DTC. The Notes were issued in denominations of $1,000 (representing 1/100,000 of the Global Security) and integral multiples thereof in book-entry form only. Unless and until certificated August 2000 Notes are issued under the limited circumstances described under "Book Entry System" herein, no beneficial owner of an August 2000 Note shall be entitled to receive a definitive certificate representing an August 2000 Note. So long as DTC or any successor Depositary or its nominee is the registered owner of the Global Security, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the August 2000 Notes for all purposes of the 1987 Subordinated Indenture. Unless and until it is exchanged in whole or in part for the August 2000 Notes represented thereby, the Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor depositary or any nominee of such successor.

               Principal of and interest on the August 2000 Notes are payable at the principal office of FNBC, the principal Paying Agent, presently located at One First National Plaza, Chicago, Illinois 60670. Payment of interest, other than at maturity, may be made at the option of the Company by check mailed to the address of the registered holder entitled thereto. So long as the Global Security represents the August 2000 Notes, such payments of interest and principal will be made to the Depositary or its nominee. Payments to beneficial owners of the August 2000 Notes will be made through the Depositary or its nominee. Neither the Company, the Trustee under the 1987 Subordinated Indenture, any Paying Agent, nor the Note Registrar for the August 2000 Notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Global Security for such August 2000 Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Subordination

               The August 2000 Notes are unsecured and are subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness of the Company as described under "Subordinated Securities--Subordination" herein. The August 2000 Notes constitute Old Subordinated Securities.

     Limited Right of Acceleration

               Payment of principal of the August 2000 Notes may be accelerated only in the case of the bankruptcy, insolvency or reorganization of the Company or FNBC. There is no right of acceleration in the case of a default in the payment of interest on the August 2000 Notes or in the performance of any other covenant of the Company in the 1987 Subordinated Indenture or in the August 2000 Notes. See "Subordinated Securities-- Events of Default, Defaults, Waivers, etc." herein.

     Terms and Provisions of the 11 1/4% Subordinated Notes Due February 20, 2001 (the "February 2001 Notes")

     General

               The February 2001 Notes were issued in $100,000,000 aggregate principal amount on February 20, 1991, will mature on February 20, 2001, and constitute a separate series of Subordinated Securities for the purposes of the 1987 Subordinated Indenture. The Notes may not be redeemed prior to their stated maturity. Interest is payable semiannually on February 20 and August 20 of each year, to the person in whose name the February 2001 Note (or any predecessor note) is registered at the close of business on the January 31 or July 31, as the case may be, next preceding such Interest Payment Date. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months.

               The February 2001 Notes are represented by a Global Security deposited with DTC and registered in the name of a nominee of DTC. The Notes were issued in denominations of $1,000 (representing 1/100,000 of the Global Security) and integral multiples thereof in book-entry form only. Unless and until certificated February 2001 Notes are issued under the limited circumstances described under "Book Entry System" herein, no beneficial owner of a February 2001 Note shall be entitled to receive a definitive certificate representing a February 2001 Note. So long as DTC or any successor Depositary or its nominee is the registered owner of the Global Security, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the February 2001 Notes for all purposes of the 1987 Subordinated Indenture. Unless and until it is exchanged in whole or in part for the February 2001 Notes represented thereby, the Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor depositary or any nominee of such successor.

               Principal of and interest on the Notes are payable at the principal office of FNBC, the principal Paying Agent, presently located at One First National Plaza, Chicago, Illinois 60670. Payment of interest, other than at maturity, may be made at the option of the Company by check mailed to the address of the registered holder entitled thereto. So long as the Global Security represents the February 2001 Notes, such payments of interest and principal will be made to the Depositary or its nominee. Payments to beneficial owners of the February 2001 Notes will be made through the Depositary or its nominee, as described under "Book Entry System" herein. Neither the Company, the Trustee under the 1987 Subordinated Indenture, any Paying Agent, nor the Note Registrar for the February 2001 Notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Global Security for such February 2001 Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Subordination

               The February 2001 Notes are unsecured and are subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness of the Company as described under "Subordinated Securities--Subordination" herein. The February 2001 Notes constitute Old Subordinated Securities.

     Limited Right of Acceleration

               Payment of principal of the February 2001 Notes may be accelerated only in the case of the bankruptcy, insolvency or reorganization of the Company or FNBC. There is no right to acceleration in the case of a default in the payment of interest on the February 2001 Notes or in the performance of any other covenant of the Company in the 1987 Subordinated Indenture or in the February 2001 Notes. See "Subordinated Securities -- Events of Default, Defaults, Waivers, etc." herein.

     Terms and Provisions of the 10 1/4% Subordinated Notes Due May 1, 2001 (the "May 2001 Notes")

     General

               The May 2001 Notes were issued in $100,000,000 aggregate principal amount on May 1, 1991, will mature on May 1, 2001, and constitute a separate series of Subordinated Securities for the purposes of the 1987 Subordinated Indenture. The May 2001 Notes may not be redeemed prior to their stated maturity. Interest is payable semiannually on May 1 and November 1 of each year, to the person in whose name the May 2001 Note (or any predecessor note) is registered at the close of business on the April 15 or October 15, as the case may be, next preceding such Interest Payment Date. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months.

               The May 2001 Notes are represented by a Global Security deposited with DTC and registered in the name of a nominee of DTC. The May 2001 Notes were issued in denominations of $1,000 (representing 1/100,000 of the Global Security) and integral multiples thereof in book-entry form only. Unless and until certificated May 2001 Notes are issued under the limited circumstances described under "Book Entry System" herein, no beneficial owner of a May 2001 Note shall be entitled to receive a definitive certificate representing a May 2001 Note. So long as DTC or any successor Depositary or its nominee is the registered owner of the Global Security, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the May 2001 Notes for all purposes of the 1987 Subordinated Indenture. Unless and until it is exchanged in whole or in part for the May 2001 Notes represented thereby, the Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor depositary or any nominee of such successor.

               Principal of and interest on the May 2001 Notes are payable at the principal office of FNBC, the principal Paying Agent, presently located at One First National Plaza, Chicago, Illinois 60670. Payment of interest, other than at maturity, may be made at the option of the Company by check mailed to the address of the registered holder entitled thereto. So long as the Global Security represents the May 2001 Notes, such payments of interest and principal will be made to the Depositary or its nominee. Payments to beneficial owners of the May 2001 Notes will be made through the Depositary or its nominee, as described under "Book Entry System" herein. Neither the Company, the Trustee under the 1987 Subordinated Indenture, any Paying Agent, nor the Note Registrar for the May 2001 Notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Global Security for such May 2001 Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Subordination

               The May 2001 Notes are unsecured and are subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness of the Company as described under "Subordinated Securities -- Subordination" herein. The May 2001 Notes constitute Old Subordinated Securities.

     Limited Right of Acceleration

               Payment of principal of the May 2001 Notes may be accelerated only in the case of the bankruptcy, insolvency or reorganization of the Company or FNBC. There is no right of acceleration in the case of a default in the payment of interest on the May 2001 Notes or in the performance of any other covenant of the Company in the 1987 Subordinated Indenture or in the May 2001 Notes. See "Subordinated Securities -- Events of Default, Default, Waivers, etc." herein.

     Terms and Provisions of the 9 1/4% Subordinated Notes Due November 15, 2001 (the "November 2001 Notes")

     General

               The November 2001 Notes were issued in $100,000,000 aggregate principal amount on November 20, 1991, will mature on November 15, 2001, and constitute a separate series of Subordinated Securities for the purposes of the 1987 Subordinated Indenture. The November 2001 Notes may not be redeemed prior to their stated maturity. Interest is payable semiannually on May 15 and November 15 of each year, to the person in whose name the November 2001 Note (or any predecessor note) is registered at the close of business on the April 30 or October 31, as the case may be, next preceding such Interest Payment Date. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months.

               The November 2001 Notes are represented by a Global Security deposited with DTC and registered in the name of a nominee of DTC. The November 2001 Notes were issued in denominations of $1,000 (representing 1/100,000 of the Global Security) and integral multiples thereof in book-entry form only. Unless and until certificated November 2001 Notes are issued under the limited circumstances described under "Book Entry System" herein, no beneficial owner of a November 2001 Note shall be entitled to receive a definitive certificate representing a November 2001 Note. So long as DTC or any successor Depositary or its nominee is the registered owner of the Global Security, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the November 2001 Notes for all purposes of the 1987 Subordinated Indenture. Unless and until it is exchanged in whole or in part for the November 2001 Notes represented thereby, the Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor depositary or any nominee of such successor.

               Principal of and interest on the November 2001 Notes are payable at the principal office of FNBC, the principal Paying Agent, presently located at One First National Plaza, Chicago, Illinois 60670. Payment of interest, other than at maturity, may be made at the option of the Company by check mailed to the address of the registered holder entitled thereto. So long as the Global Security represents the November 2001 Notes, such payments of interest and principal will be made to the Depositary or its nominee. Payments to beneficial owners of the November 2001 Notes will be made through the Depositary or its nominee, as described under "Book Entry System" herein. Neither the Company, the Trustee under the 1987 Subordinated Indenture, any Paying Agent, nor the Note Registrar for the November 2001 Notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Global Security for such November 2001 Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Subordination

               The November 2001 Notes are unsecured and are subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness of the Company as described under "Subordinated Securities -- Subordination" herein. The November 2001 Notes constitute Old Subordinated Securities.

     Limited Right of Acceleration

               Payment of principal of the November 2001 Notes may be accelerated only in the case of the bankruptcy, insolvency or reorganization of the Company or FNBC. There is no right of acceleration in the case of a default in the payment of interest on the November 2001 Notes or in the performance of any other covenant of the Company in the 1987 Subordinated Indenture or in the November 2001 Notes. See "Subordinated Securities --Events of Default, Default, Waivers, etc." herein.

     Terms and Provisions of the 8 7/8% Subordinated Notes Due March 15, 2002 (the "March 2002 Notes")

     General

               The March 2002 Notes were issued in $100,000,000 aggregate principal amount on March 17, 1992, will mature on March 15, 2002, and constitute a separate series of Subordinated Securities for the purposes of the 1987 Subordinated Indenture. The March 2002 Notes may not be redeemed prior to their stated maturity. Interest is payable semiannually on March 15 and September 15 of each year, to the person in whose name the March 2002 Note (or any predecessor note) is registered at the close of business on the February 28 or August 31, as the case may be, next preceding such Interest Payment Date. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months.

               The March 2002 Notes are represented by a Global Security deposited with DTC and registered in the name of a nominee of DTC. The March 2002 Notes were issued in denominations of $1,000 (representing 1/100,000 of the Global Security) and integral multiples thereof in book-entry form only. Unless and until certificated March 2002 Notes are issued under the limited circumstances described under "Book Entry System" herein, no beneficial owner of a March 2002 Note shall be entitled to receive a definitive certificate representing a March 2002 Note. So long as DTC or any successor Depositary or its nominee is the registered owner of the Global Security, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the March 2002 Notes for all purposes of the 1987 Subordinated Indenture. Unless and until it is exchanged in whole or in part for the March 2002 Notes represented thereby, the Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor depositary or any nominee of such successor.

               Principal of and interest on the March 2002 Notes are payable at the principal office of FNBC, the principal Paying Agent, presently located at One First National Plaza, Chicago, Illinois 60670. Payment of interest, other than at maturity, may be made at the option of the Company by check mailed to the address of the registered holder entitled thereto. So long as the Global Security represents the March 2002 Notes, such payments of interest and principal will be made to the Depositary or its nominee. Payments to beneficial owners of the March 2002 Notes will be made through the Depositary or its nominee, as described under "Book Entry System" herein. Neither the Company, the Trustee under the 1987 Subordinated Indenture, any Paying Agent, nor the Note Registrar for the March 2002 Notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Global Security for such March 2002 Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Subordination

               The March 2002 Notes are unsecured and are subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness of the Company as described under "Subordinated Securities -- Subordination" herein. The March 2002 Notes constitute Old Subordinated Securities.

     Limited Right of Acceleration

               Payment of principal of the March 2002 Notes may be accelerated only in the case of the bankruptcy, insolvency or reorganization of the Company or FNBC. There is no right of acceleration in the case of a default in the payment of interest on the March 2002 Notes or in the performance of any other covenant of the Company in the 1987 Subordinated Indenture or in the March 2002 Notes. See "Subordinated Securities -- Events of Default, Default, Waivers, etc." herein.

     Terms and Provisions of the 8 1/4% Subordinated Notes Due June 15, 2002 (the "June 2002 Notes")

     General

               The June 2002 Notes were issued in $100,000,000 aggregate principal amount on June 23, 1992, will mature on June 15, 2002, and constitute a separate series of Subordinated Securities for the purposes of the 1987 Subordinated Indenture. The June 2002 Notes may not be redeemed prior to their stated maturity. Interest is payable semiannually on June 15 and December 15 of each year, to the person in whose name the June 2002 Note (or any predecessor note) is registered at the close of business on the May 31 or November 30, as the case may be, next preceding such Interest Payment Date. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months.

               The June 2002 Notes are represented by a Global Security deposited with DTC and registered in the name of a nominee of DTC. The June 2002 Notes were issued in denominations of $1,000 (representing 1/100,000 of the Global Security) and integral multiples thereof in book-entry form only. Unless and until certificated June 2002 Notes are issued under the limited circumstances described under "Book Entry System" herein, no beneficial owner of a June 2002 Note shall be entitled to receive a definitive certificate representing a June 2002 Note. So long as DTC or any successor Depositary or its nominee is the registered owner of the Global Security, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the June 2002 Notes for all purposes of the 1987 Subordinated Indenture. Unless and until it is exchanged in whole or in part for the June 2002 Notes represented thereby, the Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor depositary or any nominee of such successor.

               Principal of and interest on the June 2002 Notes are payable at the principal office of FNBC, the principal Paying Agent, presently located at One First National Plaza, Chicago, Illinois 60670. Payment of interest, other than at maturity, may be made at the option of the Company by check mailed to the address of the registered holder entitled thereto. So long as the Global Security represents the June 2002 Notes, such payments of interest and principal will be made to the Depositary or its nominee. Payments to beneficial owners of the June 2002 Notes will be made through the Depositary or its nominee, as described under "Book Entry System" herein. Neither the Company, the Trustee under the 1987 Subordinated Indenture, any Paying Agent, nor the Note Registrar for the June 2002 Notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Global Security for such June 2002 Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Subordination

               The June 2002 Notes are unsecured and are subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness of the Company as described under "Subordinated Securities -- Subordination" herein. The June 2002 Notes constitute Old Subordinated Securities.

     Limited Right of Acceleration

               Payment of principal of the June 2002 Notes may be accelerated only in the case of the bankruptcy, insolvency or reorganization of the Company or FNBC. There is no right of acceleration in the case of a default in the payment of interest on the June 2002 Notes or in the performance of any other covenant of the Company in the 1987 Subordinated Indenture or in the June 2002 Notes. See "Subordinated Securities -- Events of Default, Default, Waivers, etc." herein.

     Terms and Provisions of the 7 5/8% Subordinated Notes Due January 15, 2003 (the "January 2003 Notes")

     General

               The January 2003 Notes were issued in $200,000,000 aggregate principal amount on January 22, 1993, will mature on January 15, 2003, and constitute a separate series of Subordinated Securities for the purposes of the 1987 Subordinated Indenture. The January 2003 Notes may not be redeemed prior to their stated maturity. Interest is payable semiannually on January 15 and July 15 of each year, to the person in whose name the January 2003 Note (or any predecessor note) is registered at the close of business on the December 31 or June 30, as the case may be, next preceding such Interest Payment Date. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months.

               The January 2003 Notes are represented by a Global Security deposited with DTC and registered in the name of a nominee of DTC. The January 2003 Notes were issued in denominations of $1,000 (representing 1/200,000 of the Global Security) and integral multiples thereof in book-entry form only. Unless and until certificated January 2003 Notes are issued under the limited circumstances described under "Book Entry System" herein, no beneficial owner of a January 2003 Note shall be entitled to receive a definitive certificate representing a January 2003 Note. So long as DTC or any successor Depositary or its nominee is the registered owner of the Global Security, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the January 2003 Notes for all purposes of the 1987 Subordinated Indenture. Unless and until it is exchanged in whole or in part for the January 2003 Notes represented thereby, the Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor depositary or any nominee of such successor.

               Principal of and interest on the January 2003 Notes are payable at the principal office of FNBC, the principal Paying Agent, presently located at One First National Plaza, Chicago, Illinois 60670. Payment of interest, other than at maturity, may be made at the option of the Company by check mailed to the address of the registered holder entitled thereto. So long as the Global Security represents the January 2003 Notes, such payments of interest and principal will be made to the Depositary or its nominee. Payments to beneficial owners of the January 2003 Notes will be made through the Depositary or its nominee, as described under "Book Entry System" herein. Neither the Company, the Trustee under the 1987 Subordinated Indenture, any Paying Agent, nor the Note Registrar for the January 2003 Notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Global Security for such January 2003 Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Subordination

               The January 2003 Notes are unsecured and are subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness and General Obligations of the Company as described under "Subordinated Securities -- Subordination" herein. The January 2003 Notes constitute New Subordinated Securities.

     Limited Right of Acceleration

               Payment of principal of the January 2003 Notes may be accelerated only in the case of the bankruptcy, insolvency or reorganization of the Company. There is no right of acceleration in the case of a default in the payment of interest on the January 2003 Notes or in the performance of any other covenant of the Company in the 1987 Subordinated Indenture or in the January 2003 Notes. See "Subordinated Securities -- Events of Default, Default, Waivers, etc." herein.

     Terms and Provisions of the 6 7/8% Subordinated Notes Due June 15, 2003 (the "June 2003 Notes")

     General

               The June 2003 Notes were issued in $200,000,000 aggregate principal amount on June 15, 1993, will mature on June 15, 2003, and constitute a separate series of Subordinated Securities for the purposes of the 1987 Subordinated Indenture. The June 2003 Notes may not be redeemed prior to their stated maturity. Interest is payable semiannually on June 15 and December 15 of each year, to the person in whose name the June 2003 Note (or any predecessor note) is registered at the close of business on the May 31 or November 30, as the case may be, next preceding such Interest Payment Date. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months.

               The June 2003 Notes are represented by a Global Security deposited with DTC and registered in the name of a nominee of DTC. The June 2003 Notes were issued in denominations of $1,000 (representing 1/200,000 of the Global Security) and integral multiples thereof in book-entry form only. Unless and until certificated June 2003 Notes are issued under the limited circumstances described under "Book Entry System" herein, no beneficial owner of a June 2003 Note shall be entitled to receive a definitive certificate representing a June 2003 Note. So long as DTC or any successor Depositary or its nominee is the registered owner of the Global Security, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the June 2003 Notes for all purposes of the 1987 Subordinated Indenture. Unless and until it is exchanged in whole or in part for the June 2003 Notes represented thereby, the Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor depositary or any nominee of such successor.

               Principal of and interest on the June 2003 Notes are payable at the principal office of FNBC, the principal Paying Agent, presently located at One First National Plaza, Chicago, Illinois 60670. Payment of interest, other than at maturity, may be made at the option of the Company by check mailed to the address of the registered holder entitled thereto. So long as the Global Security represents the June 2003 Notes, such payments of interest and principal will be made to the Depositary or its nominee. Payments to beneficial owners of the June 2003 Notes will be made through the Depositary or its nominee, under "Book Entry System" herein. Neither the Company, the Trustee under the 1987 Subordinated Indenture, any Paying Agent, nor the Note Registrar for the June 2003 Notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Global Security for such June 2003 Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Subordination

               The June 2003 Notes are unsecured and are subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness and General Obligations of the Company as described under "Subordinated Securities--Subordination" herein. The June 2003 Notes constitute New Subordinated Securities.

     Limited Right of Acceleration

               Payment of principal of the June 2003 Notes may be accelerated only in the case of the bankruptcy, insolvency or reorganization of the Company. There is no right of acceleration in the case of a default in the payment of interest on the June 2003 Notes or in the performance of any other covenant of the Company in the 1987 Subordinated Indenture or in the June 2003 Notes. See "Subordinated Securities -- Events of Default, Default, Waivers, etc." herein.

     Terms and Provisions of the Floating Rate Subordinated Notes Due July 28, 2003 (the "July 2003 Notes")

     General

               The July 2003 Notes were issued in $150,000,000 aggregate principal amount on July 28, 1993, will mature on July 28, 2003, and constitute a separate series of Subordinated Securities for the purposes of the 1987 Subordinated Indenture. The July 2003 Notes may not be redeemed prior to their stated maturity.

               The July 2003 Notes are represented by a Global Security deposited with DTC and registered in the name of a nominee of DTC. The July 2003 Notes were issued in denominations of $1,000 (representing 1/150,000 of the Global Security) and integral multiples thereof in book-entry form only. Unless and until certificated July 2003 Notes are issued under the limited circumstances described under "Book Entry System" herein, no beneficial owner of a July 2003 Note shall be entitled to receive a definitive certificate representing a July 2003 Note. So long as DTC or any successor Depositary or its nominee is the registered owner of the Global Security, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the July 2003 Notes for all purposes of the 1987 Subordinated Indenture. Unless and until it is exchanged in whole or in part for the July 2003 Notes represented thereby, the Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor depositary or any nominee of such successor.

               Principal of and interest on the July 2003 Notes are payable at the principal office of FNBC, the principal Paying Agent, presently located at One First National Plaza, Chicago, Illinois 60670. Payment of interest, other than at maturity, may be made at the option of the Company by check mailed to the address of the registered holder entitled thereto. So long as the Global Security represents the July 2003 Notes, such payments of interest and principal will be made to the Depositary or its nominee. Payments to beneficial owners of the July 2003 Notes will be made through the Depositary or its nominee, as described under "Book Entry System" herein. Neither the Company, the Trustee under the 1987 Subordinated Indenture, any Paying Agent, nor the Note Registrar for the July 2003 Notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Global Security for such July 2003 Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Interest

               Interest is payable quarterly on January 28, April 28, July 28 and October 28 of each year (each, an "Interest Payment Date"), to the persons in whose names the July 2003 Notes are registered at the close of business on the preceding January 13, April 13, July 13 or October 13, as the case may be. Interest payable at maturity will be payable to the person to whom principal shall be payable. The "Interest Period" with respect to a July 2003 Note is each successive period from and including an Interest Payment Date with respect to such July 2003 Note to, but excluding, the next Interest Payment Date or the maturity date, as the case may be; provided, however, if such Interest Payment Date would not be a Business Day, then such Interest Payment Date and the first day of the Interest Period will be the next succeeding Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Payment date and the first day of the Interest Period will be the immediately preceding Business Day. The "Interest Determination Date" for an Interest Period is two London Banking Days (as defined below) preceding the first day of such Interest Period.

               The interest rate on the July 2003 Notes for any Interest Period will be effective as of the first day of such Interest Period. The interest rate on the July 2003 Notes for each Interest Period will be determined on the Interest Determination Date for such Interest Period and will be the greater of (i) a per annum rate equal to three-month U.S. dollar LIBOR (determined as set forth below) plus .125% or (ii) 4.25%. Interest will be computed on the basis of a 360-day year and the actual number of days in the applicable Interest Period.

               LIBOR, with respect to an Interest Determination Date, will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period that appears on Telerate Page 3750 (as defined below) as of 11:00 a.m. (London time) on the Interest Determination Date. If such rate does not appear on Telerate Page 3750 on such Interest Determination Date, the Calculation Agent (as defined below) will request the principal London offices of four leading banks in London selected by the Calculation Agent to provide each such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market as of 11:00 a.m. (London time) on such Interest Determination Date for deposits in U.S. dollars for a three-month period commencing on the first day of such Interest Period and in a principal amount that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR, with respect to such Interest Determination Date, will be the arithmetic mean of such quotations. If fewer than two such quotations are provided as requested, the Calculation Agent will request three major banks in New York City selected by the Calculation Agent to provide each such bank's offered quotation (expressed as a percentage per annum) to major European banks for loans in U.S. dollars for a three-month period as of approximately 11:00 a.m. (New York City time) on the first day of such Interest Period and in a principal amount that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR, with respect to such Interest Determination Date, will be the arithmetic mean of such quotations. If fewer than two such quotations are provided as requested, LIBOR will be LIBOR in effect on such Interest Determination Date.

               If the rate for deposits in U.S. dollars for a three-month period that initially appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the Interest Determination Date is superseded on such Telerate Page by a corrected rate before 12:00 noon (London time) on the Interest Determination Date, such corrected rate as so substituted shall be the applicable LIBOR for such Interest Determination Date.

               As used with respect to the July 2003 Notes:

                      "Business Day" means any day, other than a Saturday or
               Sunday, on which banking institutions in the City of New York, New York and the City of Chicago, Illinois are open for business.

                      "Calculation Agent" means The First National Bank of
               Chicago.

                      "London Banking Day" means a day on which dealings in
               deposits in U.S. dollars are transacted in the London interbank market.

                      "Telerate Page 3750" means the display designated as "Page
               3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. dollar deposits).

               All percentages resulting from any calculations on the July 2003 Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655%
     (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

               The interest rate on the July 2003 Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest, subject to certain exceptions, for any loan in an amount less than $250,000 is 16%, and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25%, per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

               The Calculation Agent will, upon the request of the holder of any July 2003 Note, provide the interest rate then in effect. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the holders of the July 2003 Notes.

     Subordination

               The July 2003 Notes are unsecured and are subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness and General Obligations of the Company as described under "Subordinated Securities -- Subordination" herein. The July 2003 Notes constitute New Subordinated Securities.

     Limited Right of Acceleration

               Payment of principal of the July 2003 Notes may be accelerated only in the case of the bankruptcy or reorganization of the Company. There is no right of acceleration in the case of a default in the payment of interest on the July 2003 Notes or in the performance of any other covenant of the Company in the 1987 Subordinated Indenture or in the July 2003 Notes. See "Subordinated Securities -- Events of Default, Default, Waivers, etc." herein.

     Terms and Provisions of the 6 3/8% Subordinated Notes Due January 30, 2009 (the "January 2009 Notes")

     General

               The January 2009 Notes were issued in $200,000,000 aggregate principal amount on January 26, 1994, will mature on January 30, 2009, and constitute a separate series of Subordinated Securities for the purposes of the 1987 Subordinated Indenture. The January 2009 Notes may not be redeemed prior to their stated maturity. Interest is payable semiannually on January 30 and July 30 of each year, to the person in whose name the January 2009 Note (or any predecessor note) is registered at the close of business on the January 15 or July 15, as the case may be, next preceding such Interest Payment Date. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months.

               The January 2009 Notes are represented by a Global Security deposited with DTC and registered in the name of a nominee of DTC. The January 2009 Notes were issued in denominations of $1,000 (representing 1/200,000 of the Global Security) and integral multiples thereof in book-entry form only. Unless and until certificated January 2009 Notes are issued under the limited circumstances described under "Book Entry System" herein, no beneficial owner of a January 2009 Note shall be entitled to receive a definitive certificate representing a January 2009 Note. So long as DTC or any successor Depositary or its nominee is the registered owner of the Global Security, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the January 2009 Notes for all purposes of the 1987 Subordinated Indenture. Unless and until it is exchanged in whole or in part for the January 2009 Notes represented thereby, the Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor depositary or any nominee of such successor.

               Principal of and interest on the January 2009 Notes are payable at the principal office of FNBC, the principal Paying Agent, presently located at One First National Plaza, Chicago, Illinois 60670. Payment of interest, other than at maturity, may be made at the option of the Company by check mailed to the address of the registered holder entitled thereto. So long as the Global Security represents the January 2009 Notes, such payments of interest and principal will be made to the Depositary or its nominee. Payments to beneficial owners of the January 2009 Notes will be made through the Depositary or its nominee, as described under "Book Entry System" herein. Neither the Company, the Trustee under the 1987 Subordinated Indenture, any Paying Agent, nor the Note Registrar for the January 2009 Notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Global Security for such January 2009 Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Same-Day Funds Settlement and Payment

               Secondary trading in long-term notes of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the January 2009 Notes trade and will trade in the Depositary's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the January 2009 Notes is therefore required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the January 2009 Notes. All payments of principal and interest will be made by the Company in immediately available funds.

     Subordination

               The January 2009 Notes are unsecured and are subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness and General Obligations of the Company as described under "Subordinated Securities -- Subordination" herein. The January 2009 Notes constitute New Subordinated Securities.

     Limited Right of Acceleration

               Payment of principal of the January 2009 Notes may be accelerated only in the case of the bankruptcy, insolvency or reorganization of the Company. There is no right of acceleration in the case of a default in the payment of interest on the January 2009 Notes or in the performance of any other covenant of the Company in the 1987 Subordinated Indenture or in the January 2009 Notes. See "Subordinated Securities -- Events of Default, Default, Waivers, etc." herein.

     Terms and Provisions of Medium-Term Notes Due From 9 Months to 15 Years From Date of Issue (the "Series E Notes")

               For a description of the Subordinated Series E Notes issued under the 1987 Subordinated Indenture, see "Description of Senior Securities Under the 1987 Senior Indenture -- Medium Term Notes Due From 9 Months to 15 Years From Date of Issue, Series E."

     Regarding the Trustee

               First Trust of California, National Association ("First Trust"), the successor Trustee to Bank of America National Trust and Savings Association under the 1987 Subordinated Indenture, has a principal corporate trust office at 550 South Hope Street, Suite 500, Los Angeles, California 90071. The Company has normal banking relationships with First Trust.

     DESCRIPTION OF SUBORDINATED SECURITIES UNDER THE FEBRUARY 1992 SUBORDINATED INDENTURE

               The brief summary of the principal provisions of the February 1992 Subordinated Indenture and the Subordinated Securities issued thereunder does not purport to be complete and is qualified in its entirety by reference to the February 1992 Subordinated Indenture, a copy of which has previously been filed with the Commission. Certain capitalized terms used herein are defined in the February 1992 Subordinated Indenture.


     Restrictions on Disposition of Stock of NBD Michigan

               The February 1992 Subordinated Indenture contains a covenant by the Company that it will not sell, assign, transfer or otherwise dispose of any shares of, or securities convertible or exchangeable into shares of, capital stock of NBD Michigan, nor will it permit NBD Michigan (or any successor entity thereto) to issue any shares of, or securities convertible or exchangeable into shares of, capital stock of NBD Michigan, unless after giving effect to such transaction and to shares issuable upon conversion or exchange into such capital stock, at least 80% of the outstanding shares of capital stock of each class of NBD Michigan shall be owned directly at that time by the Company. In addition, the Company has also covenanted that it will not permit NBD Michigan to merge or consolidate or convey or transfer all or substantially all of its assets, unless at least 80% of the outstanding shares of capital stock of each class (after giving effect to such transaction and to share issuable upon conversion or exchange of outstanding securities convertible or exchangeable into capital stock, including such securities, if any, which may be issued in such transaction) of the surviving corporation in the case of merger or consolidation or of the transferee corporation in the case of a conveyance or transfer, shall be owned at that time directly by the Company.


     Terms and Provisions of the 8.10% Subordinated Notes Due March 1, 2002 (the "2002 Notes")

     General

               The 2002 Notes were issued in $200,000,000 aggregate principal amount on March 3, 1992, and will mature on March 1, 2002. The 2002 Notes may not be redeemed prior to their stated maturity. Interest is payable semiannually on March 1 and September 1 of each year to the person in whose name the 2002 Note (or any predecessor note) is registered at the close of business on February 15 or August 15, as the case may be, next preceding such Interest Payment Date. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months.

               The 2002 Notes are represented by a Global Security deposited with DTC and registered in the name of a nominee of DTC. The 2002 Notes were issued in denominations of $1,000 (representing 1/200,000 of the Global Security) and integral multiples thereof in book-entry form only. Unless and until certificated 2002 Notes are issued under the limited circumstances described under "Book Entry System" herein, no beneficial owner of a 2002 Note shall be entitled to receive a definitive certificate representing a 2002 Note. So long as DTC or any successor Depositary or its nominee is the registered owner of the Global Security, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the 2002 Note for all purposes of the February 1992 Subordinated Indenture. Unless and until it is exchanged in whole or in part for the 2002 Notes represented thereby, the Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor depositary of any nominee of such successor.

               Principal and interest payments on 2002 Notes represented by a Global Security registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security. Such payments to the Depositary or its nominee, as the case may be, will be made by NBD Michigan, as Paying Agent, provided that, in the case of payments of principal, the Global Security is presented to the Paying Agent in time for the Paying Agent to make such payments in accordance with its normal procedures. None of the Company, the Trustee under the February 1992 Subordinated Indenture, any Paying Agent, nor the Note Registrar for the 2002 Notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account, of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Subordination

               The 2002 Notes are unsecured and are subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness of the Company as described under "Subordinated Securities-- Subordination" herein. The 2002 Notes constitute Old Subordinated Securities.

     Right of Acceleration

               Payment of the principal of the 2002 Notes may be accelerated upon the occurrence and continuance of an Event of Default. See "Subordinated Securities--Events of Default, Defaults, Waivers, etc." herein.

     Regarding the Trustee

               Bankers Trust Company ("Bankers Trust"), the Trustee under the February 1992 Subordinated Indenture, has a corporate trust office at Four Albany Street, New York, New York 10006. The Company has normal banking relationships with Bankers Trust.

     DESCRIPTION OF SUBORDINATED SECURITIES UNDER THE JULY 1992 SUBORDINATED INDENTURE

               The brief summary of the principal provisions of the July 1992 Subordinated Indenture and the Subordinated Securities issued thereunder does not purport to be complete and is qualified in its entirety by reference to the July 1992 Subordinated Indenture, a copy of which has previously been filed with the Commission.

     Restrictions on Disposition of Stock of NBD Michigan

               The July 1992 Subordinated Indenture contains a covenant by the Company that it will not sell, assign, transfer or otherwise dispose of any shares of, or securities convertible or exchangeable into shares of, capital stock of NBD Michigan, nor will it permit NBD Michigan (or any successor entity thereto) to issue any shares of, or securities convertible or exchangeable into shares of, capital stock of NBD Michigan, unless after giving effect to such transaction and to shares issuable upon conversion or exchange into such capital stock, at least 80% of the outstanding shares of capital stock of each class of NBD Michigan shall be owned directly at that time by the Company. In addition, the Company has also covenanted that it will not permit NBD Michigan to merge or consolidate or convey or transfer all or substantially all of its assets, unless at least 80% of the outstanding shares of capital stock of each class (after giving effect to such transaction and to share issuable upon conversion or exchange of outstanding securities convertible or exchangeable into capital stock, including such securities, if any, which may be issued in such transaction) of the surviving corporation in the case of merger or consolidation or of the transferee corporation in the case of a conveyance or transfer, shall be owned at that time directly by the Company.

     Terms and Provisions of the 7 1/4% Subordinated Debentures Due August 15, 2004 (the "2004 Debentures")

     General

               The 2004 Debentures were issued in $200,000,000 aggregate principal amount on August 24, 1992 and will mature on August 15, 2004.
     The 2004 Debentures may not be redeemed prior to their stated maturity. Interest is payable semiannually on February 15 and August 15 of each year to the person in whose name the 2004 Debenture (or any predecessor debenture) is registered at the close of business on February 1 or August 1, as the case may be, next preceding such Interest Payment Date. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months.

               The 2004 Debentures are represented by a Global Security deposited with DTC and registered in the name of a nominee of DTC. The 2004 Debentures were issued in denominations of $1,000 (representing 1/200,000 of the Global Security) and integral multiples thereof in book-entry form only. Unless and until certificated 2004 Debentures are issued under the limited circumstances described under "Book Entry System" herein, no beneficial owner of a 2004 Debenture shall be entitled to receive a definitive certificate representing a 2004 Debenture. So long as DTC or any successor Depositary or its nominee is the registered owner of the Global Security, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the 2004 Debenture for all purposes of the July 1992 Subordinated Indenture. Unless and until it is exchanged in whole or in part for the 2004 Debentures represented thereby, the Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor depositary of any nominee of such successor.

               Principal and interest payments on 2004 Debentures represented by a Global Security registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security. Such payments to the Depositary or its nominee, as the case may be, will be made by NBD Michigan, as Paying Agent, provided that, in the case of payments of principal, the Global Security is presented to the Paying Agent in time for the Paying Agent to make such payments in accordance with its normal procedures. None of the Company, the Trustee under the July 1992 Subordinated Indenture, any Paying Agent, nor the Note Registrar for the 2004 Debentures will have any responsibility or liability for any aspect of the records relating to, or payments made on account, of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Same-Day Funds Settlement and Payment

               Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the 2004 Debentures trade and will trade in the Depositary's Same-Day Funds Settlement System until maturity and secondary market trading activity in the 2004 Debentures is therefore required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the 2004 Debentures. All payments of principal and interest on the 2004 Debentures will be made by the Company in immediately available funds.


     Subordination

               The 2004 Debentures are unsecured and are subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness of the Company as described under "Subordinated Securities-- Subordination" herein. The 2004 Debentures constitute Old Subordinated Securities.

     Right of Acceleration

               Payment of the principal of the 2004 Debentures may be accelerated upon the occurrence and continuance of an Event of Default. See "Subordinated Securities--Events of Default, Defaults, Waivers, etc." herein.

     Regarding the Trustee

               The Chase Manhattan Bank, N.A. ("Chase"), the Trustee under the July 1992 Subordinated Indenture, has a principal corporate trust office at 4 Chase MetroTech Center, Brooklyn, New York 11245. Chase is also trustee for the Company's subordinated securities issued or to be issued under an Indenture dated as of December 1, 1995 (including the 2006 Notes). The Company has normal banking relationships with Chase.


     DESCRIPTION OF SUBORDINATED SECURITIES UNDER THE 1995 SUBORDINATED
     INDENTURE

               The brief summary of the principal provisions of the 1995 Subordinated Indenture and the Subordinated Securities issued thereunder does not purport to be complete and is qualified in its entirety by reference to the 1995 Subordinated Indenture, a copy of which has previously been filed with the Commission. Certain capitalized terms used herein are defined in the 1995 Subordinated Indenture.

     Terms and Provisions of the 7 1/8% Subordinated Notes due May 15, 2007 (the "May 2007 Notes")

     General

               The May 2007 Notes were issued in $200,000,000 aggregate principal amount on May 17, 1995, and will mature on May 15, 2007. The May 2007 Notes may not be redeemed prior to their stated maturity. Interest is payable semiannually on May 15 and November 15 of each year to the person in whose name the May 2007 Note (or any predecessor note) is registered at the close of business on May 1 or November 1, as the case may be, next preceding such Interest Payment Date. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months.

               The May 2007 Notes are represented by a Global Security deposited with DTC and registered in the name of a nominee of DTC. The May 2007 Notes were issued in denominations of $1,000 (representing 1/200,000 of the Global Security) and integral multiples thereof in book-entry form only. Unless and until certificated May 2007

     Notes are issued under the limited circumstances described under "Book Entry System" herein, no beneficial owner of a May 2007 Note shall be entitled to receive a definitive certificate representing a May 2007 Note. So long as DTC or any successor Depositary or its nominee is the registered owner of the Global Security, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the May 2007 Notes for all purposes of the 1995 Subordinated Indenture. Unless and until it is exchanged in whole or in part for the May 2007 Notes represented thereby, the Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor depositary of any nominee of such successor.

               Principal and interest payments on May 2007 Notes represented by a Global Security registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security. Such payments to the Depositary or its nominee, as the case may be, will be made by NBD Michigan, as Paying Agent, provided that, in the case of payments of principal, the Global Security is presented to the Paying Agent in time for the Paying Agent to make such payments in accordance with its normal procedures. None of the Company, the Trustee under the 1995 Subordinated Indenture, any Paying Agent, nor the Note Registrar for the May 2007 Notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account, of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Same-Day Funds Settlement and Payment

               Secondary trading in long-term notes of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the May 2007 Notes trade and will trade in the Depositary's Same-Day Funds Settlement System until maturity and secondary market trading activity in the May 2007 Notes is therefore required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the May 2007 Notes. All payments of principal and interest on the May 2007 Notes will be made by the Company in immediately available funds.

     Subordination

               The May 2007 Notes are unsecured and are subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness and General Obligations of the Company as described under "Subordinated Securities--Subordination" herein. The May 2007 Notes constitute New Subordinated Securities.

     Limited Right of Acceleration

               Payment of the principal of the May 2007 Notes may be accelerated only in the case of the bankruptcy or reorganization of the Company. There is no right of acceleration in the case of a default in the payment of interest on the May 2007 Notes or in the performance of any other covenant of the Company in the 1995 Subordinated Indenture or in the May 2007 Notes. See "Subordinated Securities--Events of Default, Defaults, Waivers, etc." herein.

     Regarding the Trustee

               Chemical, the Trustee under the 1995 Subordinated Indenture, has its principal corporate trust office at 450 West 33rd Street, New York, New York 10001. Chemical is also trustee for the Company's July 1999 Notes issued under the 1986 Subordinated Indenture and the Company's 2023 Debentures issued under an Indenture dated as of April 30, 1993.

                              PLAN OF DISTRIBUTION

               This Prospectus is to be used by First Chicago Capital Markets, Inc. ("FCCM"), a wholly-owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Debt Securities in which FCCM acts as principal. FCCM may also act as agent in such transactions. The Debt Securities may be offered or sold on the New York Stock Exchange in the event the particular series of Debt Securities has been listed therein, or another exchange, or off any exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. Any obligations of FCCM are the sole obligations of FCCM and do not create any obligations on the part of any affiliate of FCCM.

               The participation of FCCM in the offer and sale of the Debt Securities will comply with regulations of the National Association of Securities Dealers, Inc. (the "NASD") regarding the offer and sale of securities of an affiliate.

                                    EXPERTS

               The consolidated financial statements of the Company included in the Form 10-K for the year ended December 31, 1995, incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        Securities and Exchange Commission Registration Fee..... $ 100
        Blue Sky Fees and Expenses..............................    *
        Accounting Fees and Expenses............................    *
        Legal Fees and Expeses..................................    *
        Printing and Engraving..................................    *
        Fees and Expenses of Trustees...........................    *
        Paying Agent Fees.......................................    *
        Rating Agency Fees......................................    *
        Miscellaneous...........................................    *
                                                                 ------
          TOTAL                                                  $ 100


- -----------------------
* Not applicable. These fees were paid in connection with the original issuance of the applicable security.

Item 15. Indemnification of Directors and Officers.

  Section 145 of the General Corporation Law of Delaware contain detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with litigation.

  Article Eight of the Registrant's Restated Certificate of Incorporation, as amended, provides for indemnification of directors and officers. The provision provides that any person shall be indemnified and reimbursed by the Registrant for expenses and liabilities imposed upon the person in connection with any action, suit or proceeding, civil or criminal, or threat thereof, in which the person may be involved by reason of the person being or having been a director, officer, employee or agent of the Registrant, or of any corporation or organization which the person served in any capacity at the request of the Registrant, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful; provided, however, that no indemnification shall be made in respect of any matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of the person's duty to the Registrant unless the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity.

  The directors and officers of the Registrant are covered by an insurance policy, indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

Item 16. Exhibits.

      This Registration Statement includes the following Exhibits:
 Exhibit
  Number                              Description of Exhibits
  ------                              -----------------------

  1(a) Form of Debt Securities Underwriting Agreement [incorporated by reference to Exhibit 1 to Registration Statement No. 33-16843].

  1(b) Form of Debt Securities Underwriting Agreement [incorporated by reference to Exhibit 1(a) to Registration Statement No. 33-34988].

  1(c) Form of Debt Securities Underwriting Agreement [incorporated by reference to Exhibit 1(a) to Registration Statement No. 33-27403].

  1(d) Form of Debt Securities Underwriting Agreement [incorporated by reference to Exhibit 1(a) to Registration Statement No. 33-42031].

  1(e) Form of Debt Securities Underwriting Agreement [incorporated by reference to Exhibit 1(a) to Registration Statement No. 33-65904].

  1(f) Form of Debt Securities Underwriting Agreement [incorporated by reference to Exhibit 1 to Registration Statement No. 33-4681].

  1(g) Form of Debt Securities Underwriting Agreement [incorporated by reference to Exhibit 1(a) to Registration Statement No. 33-60788].

  1(h)          Form of Underwriting Agreement [incorporated by reference to
                Exhibit 1(a) to Registration Statement No. 33-15617].

  1(i)          Form of Underwriting Agreement [incorporated by reference to
                Exhibit 1(a) to Registration Statement No. 33-49858].

  1(j) Form of Debt Securities Distribution Agreement [incorporated by reference to Exhibit 1(b) to Registration Statement No. 33-34988].

  1(k) Form of Debt Securities Distribution Agreement [incorporated by reference to Exhibit 1(b) to Registration Statement No. 33-27403].

  1(l) Form of Debt Securities Distribution Agreement [incorporated by reference to Exhibit 1(b) to Registration Statement No. 33-42031].

  4(a)(1) Indenture dated as of August 1, 1987 between the Registrant and Citibank, N.A., as Trustee [incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-16843].

  4(a)(2) First Supplemental Indenture dated as of March 1, 1989 between the Registrant and Citibank, N.A., as Trustee [incorporated by reference to Exhibit 4(a)(2) to Registration Statement No. 33-27403].

  4(a)(3) Second Supplemental Indenture dated as of December 1, 1995, between the Registrant and Citibank, N.A., as Trustee.

  4(b)(1) Indenture dated as of August 1, 1987 between the Registrant and Bank of America National Trust & Savings Association, as successor Trustee [incorporated by reference to Exhibit 4(b) to Registration Statement No. 33-16843].

  4(b)(2) First Supplemental Indenture dated as of March 1, 1989 between the Registrant and Bank of America National Trust & Savings Association, as successor Trustee [incorporated by reference to
                Exhibit 4(b)(2) to Registration Statement No. 33-27403].

  4(b)(3) Second Supplemental Indenture dated as of January 1, 1993 between the Registrant and Bank of America National Trust & Savings Association, as successor Trustee [incorporated by reference to Exhibit 4(b)(3) to First Chicago Corporation's Current Report on Form 8-K dated January 20, 1993, File No. 1-6052].

  4(b)(4) Third Supplemental Indenture dated as of December 1, 1995 between the Registrant and Bank of America National Trust & Savings Association, as successor Trustee.

  4(c)(1) Indenture dated as of July 1, 1986 between the Registrant and Chemical Bank, as Trustee [incorporated by reference to Exhibit 4(c) to Registration Statement No. 33-4681].

  4(c)(2) First Supplemental Indenture dated as of December 1, 1995 between the Registrant and Chemical Bank, as Trustee.

  4(d)(1) Indenture dated as of April 1, 1986 between the Registrant and Chemical Bank Delaware, as Trustee [incorporated by reference to
                Exhibit 4(a) to Registration Statement No. 33-4681].

  4(d)(2) First Supplemental Indenture dated as of December 1, 1995 between the Registrant and Chemical Bank Delaware, as Trustee.

  4(e) Indenture dated as of July 15, 1992 between the Registrant and Chase Manhattan Bank, N.A., as Trustee [incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-49858].

  4(f) Indenture dated as of May 17,1995 between the Registrant and Chemical Bank, as Trustee [incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-60788].

  4(g) Indenture dated as of February 1,1992 between the Registrant and Bankers Trust Company, as Trustee [incorporated by reference to
                Exhibit 4(a) to Registration Statement No. 33-15617].

  4(h)(1) Form of Senior Note [incorporated by reference to Exhibit 4(b) to Registration Statement No. 33-4681].

  4(h)(2) Form of Subordinated Note [incorporated by reference to Exhibit 4(d) to Registration Statement No. 33-4681].

  4(h)(3) Form of Senior Note [incorporated by reference to Exhibit 4(e)(1) to Registration Statement No. 33-16843].

  4(h)(4) Form of Subordinated Note [incorporated by reference to Exhibit 4(e)(2) to Registration Statement No. 33-16843].

  4(h)(5) Form of Medium-Term Note (Fixed Rate) [incorporated by reference to Exhibit 4(f)(3) to Registration Statement No. 33-27403].

  4(h)(6) Form of Medium-Term Note (Floating Rate) [incorporated by reference to Exhibit 4(f)(4) to Registration Statement No. 33-27403].

  4(h)(7) Form of Subordinated Medium-Term Note (Fixed Rate) [incorporated by reference to Exhibit 4(f)(5) to Registration Statement No. 33-27403].

  4(h)(8) Form of Subordinated Medium-Term Note (Floating Rate) [incorporated by reference to Exhibit 4(f)(6) to Registration Statement No. 33-27403].

  4(h)(9) Form of Debt Security [incorporated by reference to Exhibit A included in Exhibit 4(a) to Registration Statement No. 33-15617].

  4(h)(10) Form of Debt Security [incorporated by reference to Exhibit A included in Exhibit 4(a) to Registration Statement No. 33-49858].

  4(i) Restated Certificate of Incorporation, as amended [incorporated by reference to Exhibit 3(A) to the Registrants, Form 10-K for the year ended December 31, 1995, File No. 1-7127].

  4(j)          By-laws of Registrant, as amended and restated.

  5(a) Opinion of Counsel for the Registrant (including Consent of Counsel for the Registrant)

  12            Computation of the Ratios of Earnings to Fixed Charges

  23(a)         Consent of Counsel for the Registrant (included in Exhibit

  23(b)         Consent of Arthur Andersen LLP

  24            Power of Attorney

Item 17. Undertakings.

   The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (other than as provided in Item 512 of Regulation S-K); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (other than as provided in Item 512 of Regulation S-K). Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois, on the 26th day of July, 1996.

                                             First Chicago NBD Corporation

                                             By  /s/ M. Eileen Kennedy
                                               ___________________________
                                                 M. Eileen Kennedy
                                                 Attorney-in-fact

  Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                        Title                Date
        ---------                        -----                ----

   TERENCE E. ADDERLEY*                 Director
- --------------------------
   (Terence E. Adderley)


   JAMES K. BAKER*                      Director
- --------------------------
   (James K. Baker)


   JOHN H. BRYAN*                       Director
- --------------------------
   (John H. Bryan)

                                        Director
- --------------------------
   (Siegfried Buschmann)
                                                           July 26, 1996

   JAMES S. CROWN*                      Director
- --------------------------
   (James S. Crown)


   MAUREEN A.FAY, O.P.*                 Director
- --------------------------
   (Maureen A.Fay, O.P.)


   CHARLES T. FISHER III*               Director
- --------------------------
   (Charles T. Fisher III)


   DONALD V. FITES*                     Director
- --------------------------
   (Donald V. Fites)


   VERNE G. ISTOCK*               Director and Principal
- --------------------------          Executive Officer
   (Verne G. Istock)




  THOMAS H. JEFFS II*                   Director
- --------------------------
  (Thomas H. Jeffs II)


  RICHARD A. MANOOGIAN*                 Director
- --------------------------
  (Richard A. Manoogian)


  SCOTT P. MARKS, Jr.*                  Director
- --------------------------
  (Scott P. Marks, Jr.)


  WILLIAM T. McCORMICK, JR.*            Director
- ----------------------------
  (William T. McCormick, Jr.)

  EARL L. NEAL*                         Director
- --------------------------
  (Earl L. Neal)


  JAMES J. O'CONNOR*                    Director
- --------------------------
  (James J. O'Connor)


  THOMAS E. REILLY, JR.*                Director
- -------------------------
  (Thomas E. Reilly, Jr.)                                    July 26, 1996


  PATRICK G. RYAN*                      Director
- --------------------------
  (Patric G. Ryan)


  ADELE SIMMONS*                        Director
- --------------------------
  (Adele Simmons)


  RICHARD L. THOMAS*                    Director
- --------------------------
  (Richard L. Thomas)


  DAVID J. VITALE*                      Director
- --------------------------
  (David J. Vitale)


  ROBERT A. ROSHOLT*               Principal Financial
- --------------------------               Officer
  (Robert A. Rosholt)


  WILLIAM J. ROBERTS*              Principal Accounting
- --------------------------               Officer
  (William J. Roberts)


- ---------------------------------
    * The undersigned, by signing her name hereto, does hereby sign Registration Statement on behalf of each of the above-indicated directors and officers of the Registrant pursuant to a power of attorney signed by such directors and officers.


                                             By  /s/ M. Eileen Kennedy
                                               -------------------------------
                                                     M. Eileen Kennedy
                                                     Attorney-in-fact

       EXHIBIT INDEX


       Description of Exhibits                                   Page Number
       -----------------------                                   -----------
 1(a)  Form of Debt Securities Underwriting Agreement
       [incorporated by reference to Exhibit 1 to Registration
       Statement No. 33-16843].

 1(b)  Form of Debt Securities Underwriting Agreement
       [incorporated by reference to Exhibit 1(a) to Registration Statement No. 33-34988].

 1(c)  Form of Debt Securities Underwriting Agreement
       [incorporated by reference to Exhibit 1(a) to Registration Statement No. 33-27403].

 1(d)  Form of Debt Securities Underwriting Agreement
       [incorporated by reference to Exhibit 1(a) to Registration Statement No. 33-42031].

 1(e)  Form of Debt Securities Underwriting Agreement
       [incorporated by reference to Exhibit 1(a) to Registration Statement No. 33-65904].

 1(f)  Form of Debt Securities Underwriting Agreement
       [incorporated by reference to Exhibit 1 to Registration
       Statement No. 33-4681].

 1(g)  Form of Debt Securities Underwriting Agreement
       [incorporated by reference to Exhibit 1(a) to Registration Statement No. 33-60788].

 1(h) Form of Underwriting Agreement [incorporated by reference to Exhibit 1(a) to Registration Statement
       No. 33-15617].

 1(i) Form of Underwriting Agreement [incorporated by reference to Exhibit 1(a) to Registration Statement
       No. 33-49858].

 1(j)  Form of Debt  Securities Distribution Agreement
       [incorporated by reference to Exhibit 1(b) to Registration Statement No. 33-34988].

 1(k)  Form of Debt  Securities Distribution Agreement
       [incorporated by reference to Exhibit 1(b) to Registration Statement No. 33-27403].

 1(l)  Form of Debt Securities Distribution Agreement
       [incorporated by reference to Exhibit 1(b) to Registration Statement No. 33-

          42031].

 4(a)(1) Indenture dated as of August 1, 1987 between the Registrant and Citibank, N.A., as Trustee
         [incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-16843].

 4(a)(2) First Supplemental Indenture dated as of March 1,
         1989 between the Registrant and Citibank, N.A., as Trustee [incorporated by reference to Exhibit
         4(a)(2) to Registration Statement No. 33-27403].

 4(a)(3) Second Supplemental Indenture dated as of December 1,
         1995, between the Registrant and Citibank, N.A., as Trustee.

 4(b)(1) Indenture dated as of August 1, 1987 between the Registrant and Bank of America National Trust &
         Savings Association, as successor Trustee [incorporated by reference to Exhibit 4(b) to Registration Statement
         No. 33-16843].

 4(b)(2) First Supplemental Indenture dated as of March 1, 1989 between the Registrant and Bank of America National
         Trust & Savings Association, as successor Trustee
         [incorporated by reference to Exhibit 4(b)(2) to Registration Statement No. 33-27403].

 4(b)(3) Second Supplemental Indenture dated as of January 1,
         1993 between the Registrant and Bank of America
         National Trust & Savings Association, as successor
         Trustee [incorporated by reference to Exhibit 4(b)(3) to First Chicago Corporation's Current Report on
         Form 8-K dated January 20, 1993, File No. 1-6052].

 4(b)(4) Third Supplemental Indenture dated as of December 1,
         1995 between the Registrant and Bank of America
         National Trust & Savings Association, as successor
         Trustee.

 4(c)(1) Indenture dated as of July 1, 1986 between the Registrant and Chemical Bank, as Trustee [incorporated by reference to Exhibit 4(c) to Registration
         Statement No. 33-4681].

 4(c)(2) First Supplemental Indenture dated as of December 1,
         1995 between the Registrant and Chemical Bank, as Trustee.

 4(d)(1) Indenture dated as of April 1, 1986 between the Registrant and Chemical Bank Delaware, as Trustee
         [incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-4681].

 4(d)(2) First Supplemental Indenture dated as of December 1,
         1995 between the Registrant and Chemical Bank Delaware, as
         Trustee.

 4(e) Indenture dated as of July 15, 1992 between the Registrant and


         Chase Mannhattan Bank, N.A., as Trustee [incorporated by reference to Exhibit 4(a) to Registration Statement
         No. 33-49858].

 4(f) Indenture dated as of May 17,1995 between the Registrant and Chemical Bank, as Trustee [incorporated by reference to Exhibit 4(a) to Registration Statement
         No. 33-60788].

 4(g) Indenture dated as of February 1,1992 between the Registrant and Bankers Trust Company, as Trustee
         [incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-15617].

 4(h)(1) Form of Senior Note [incorporated by reference to
         Exhibit 4(b) to Registration Statement No. 33-4681].

 4(h)(2) Form of Subordinated Note [incorporated by reference to Exhibit 4(d) to Registration Statement No. 33-4681].

 4(h)(3) Form of Senior Note [incorporated by reference to
         Exhibit 4(e)(1) to Registration Statement No. 33-16843].

 4(h)(4) Form of Subordinated Note [incorporated by reference to
         Exhibit 4(e)(2) to Registration Statement No. 33-16843].

 4(h)(5) Form of Medium-Term Note (Fixed Rate) [incorporated by reference to Exhibit 4(f)(3) to Registration
         Statement No. 33-27403].

 4(h)(6) Form of Medium-Term Note (Floating Rate) [incorporated by reference to Exhibit 4(f)(4) to Registration
         Statement No. 33-27403].

 4(h)(7) Form of Subordinated Medium-Term Note (Fixed Rate)
         [incorporated by reference to Exhibit 4(f)(5) to Registration Statement No. 33-27403].

 4(h)(8) Form of Subordinated Medium-Term Note (Floating Rate)
         [incorporated by reference to Exhibit 4(f)(6) to Registration Statement No. 33-27403].

 4(h)(9) Form of Debt Security [incorporated by reference to Exhibit A included in Exhibit 4(a) to Registration Statement No. 33-15617].

 4(h)(10) Form of Debt Security [incorporated by reference to Exhibit A included in Exhibit 4(a) to Registration Statement No. 33-49858].

 4(i)    Restated Certificate of Incorporation, as amended
         [incorporated

 [S]   [C]                                                           [C]
       by reference to Exhibit 3(A) to the Registrants, Form 10-K for the year ended December 31, 1995,
       File No. 1-7127].

 4(j)  By-laws of Registrant, as amended and restated.

 5(a)  Opinion of Counsel for the Registrant (including
       Consent of Counsel for the Registrant)

 12    Computation of the Ratios of Earnings to Fixed Charges

 23(a) Consent of Counsel for the Registrant (included in
       Exhibit 5(a))

 23(b) Consent of Arthur Andersen LLP

 24    Power of Attorney